Exhibit 17(c)

                                Merrill Lynch
                                Large Cap Series Funds, Inc.

Annual Reports
October 31, 2005

A Letter From the President

[PHOTO OMITTED]

Dear Shareholder

As the financial markets continued to muddle their way through 2005, the Federal Reserve Board (the Fed) advanced its monetary tightening campaign full steam ahead. The 12th consecutive interest rate hike since June 2004 came on November 1, bringing the target federal funds rate to 4%. The central bank is clearly more focused on inflationary figures than on economic growth, which has shown some signs of moderating. Despite rising short-term interest rates and record-high energy prices, the major market indexes managed to post positive results for the current reporting period:

Total Returns as of October 31, 2005                               6-month   12-month
=====================================================================================
U.S. equities (Standard & Poor's 500 Index)                        + 5.27%    + 8.72%
------------------------------------------------------------------------------------
Small-cap U.S. equities (Russell 2000 Index)                       +12.25     +12.08
------------------------------------------------------------------------------------
International equities (MSCI Europe Australasia Far East Index)    + 8.63     +18.09
------------------------------------------------------------------------------------
Fixed income (Lehman Brothers Aggregate Bond Index)                + 0.15     + 1.13
------------------------------------------------------------------------------------
Tax-exempt fixed income (Lehman Brothers Municipal Bond Index)     + 0.59     + 2.54
------------------------------------------------------------------------------------
High yield bonds (Credit Suisse First Boston High Yield Index)     + 2.87     + 3.54
------------------------------------------------------------------------------------

The headlines in recent months focused on Hurricanes Katrina and Rita and, more recently, the nomination of Ben Bernanke to succeed Alan Greenspan as Chairman of the Fed. While the hurricanes prompted a spike in energy prices and short-term disruptions to production and spending, the longer-term economic impact is likely to be tempered. In fact, the fiscal stimulus associated with reconstruction efforts in the Gulf Coast region could add to gross domestic product growth in 2006. Notably, the uncontroversial nomination of Dr. Bernanke was well received by the markets.

The U.S. equity markets remained largely range bound in 2005. Up to this point, strong corporate earnings reports and relatively low long-term bond yields have worked in favor of equities. Looking ahead, high energy prices, continued interest rate hikes, a potential consumer slowdown and/or disappointing earnings pose the greatest risks to U.S. stocks. Internationally, many markets have benefited from strong economic statistics, trade surpluses and solid finances.

The bond market continued to be characterized by a flattening yield curve, although long-term yields finally began to inch higher toward period end. The 10-year Treasury yield hit 4.57% on October 31, 2005, its highest level in more than six months. Still, the difference between the two-year and 10-year Treasury yield was just 17 basis points (.17%) at period end, compared to 149 basis points a year earlier.

Financial markets are likely to face continued crosscurrents in the months ahead. Nevertheless, opportunities do exist and we encourage you to work with your financial advisor to diversify your portfolio among a variety of asset types. This can help to diffuse risk while also tapping into the potential benefits of a broader range of investment alternatives. As always, we thank you for trusting Merrill Lynch Investment Managers with your investment assets.

                                Sincerely,


                                /s/ Robert C. Doll, Jr.

                                Robert C. Doll, Jr.
                                President and Director/Trustee


2       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

We are pleased to present to you the management team of

                   Merrill Lynch Large Cap Series Funds, Inc.

                                [PHOTO OMITTED]

[PHOTO OMITTED]

Robert C. Doll, Jr.
Senior Portfolio Manager

Senior Portfolio Manager Bob Doll, President and Chief Investment Officer of Merrill Lynch Investment Managers, joined Merrill Lynch Investment Managers in 1999. He is the head of Merrill Lynch Large Cap Series Funds, Inc. Mr. Doll received bachelor's degrees from Lehigh University and an MBA from The Wharton School of the University of Pennsylvania. He is a CFA(R) charterholder and a Certified Public Accountant. Mr. Doll's investment team includes Senior Quantitative Analyst Tasos Bouloutas, Director of Equity Operations Brenda Sklar and Fundamental Analyst Dan Hanson. Mr. Bouloutas earned a master's degree and a Ph.D. from Columbia University. Ms. Sklar earned a bachelor's degree from the University of Delaware. She is a Certified Public Accountant. Mr. Hanson received a bachelor's degree from Middlebury College and an MBA from the University of Chicago. He is a CFA charterholder and member of the CFA Institute.

================================================================================
Table of Contents                                                           Page
--------------------------------------------------------------------------------
A Letter From the President ............................................       2
A Discussion With Your Funds' Portfolio Manager ........................       4
Performance Data .......................................................       6
Disclosure of Expenses .................................................      11
Fund Financial Statements ..............................................      13
Fund Financial Highlights ..............................................      18
Fund Notes to Financial Statements .....................................      28
Portfolio Information ..................................................      34
Master Schedules of Investments ........................................      36
Master Financial Statements ............................................      43
Master Financial Highlights ............................................      48
Master Notes to Financial Statements ...................................      50
Reports of Independent Registered Public Accounting Firm ...............  33, 53
Important Tax Information ..............................................      56
Officers and Directors/Trustees ........................................      57

CFA(R) and Chartered Financial Analyst(R) are trademarks owned by the CFA Institute.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005       3

A Discussion With Your Funds' Portfolio Manager

      The Funds significantly outperformed their respective benchmarks for the period, largely due to successful stock selection across various sectors and good sector allocation decisions.

How did the Merrill Lynch Large Cap Series Funds perform during the fiscal year in light of the existing market conditions?

For the 12-month period ended October 31, 2005, Merrill Lynch Large Cap Core Fund's Class A, Class B, Class C, Class I and Class R Shares had total returns of +17.61%, +16.69%, +16.80%, +17.94% and 17.39%, respectively, well ahead of the +10.47% return of the benchmark Russell 1000 Index and the +10.50% average return of its comparable Lipper category of Multi-Cap Core Funds*. Merrill Lynch Large Cap Growth Fund's Class A, Class B, Class C, Class I and Class R Shares had 12-month total returns of +11.62%, +10.80%, +10.82%, +11.96% and +11.39%, respectively, exceeding the +8.81% return of the benchmark Russell 1000 Growth Index. For the same period the Lipper Multi-Cap Growth Funds category had an average return of +12.95%*. Merrill Lynch Large Cap Value Fund's Class A, Class B, Class C, Class I and Class R Shares had total returns of +21.20%, +20.29%, +20.31%, +21.49% and +20.93%, respectively, also surpassing the +11.86% return of its benchmark, the Russell 1000 Value Index, and the +11.02% average return of the Lipper Multi-Cap Value Funds category for the 12-month period*. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information for each Fund can be found on pages 6 - 10 of this report to shareholders.)

Because the Funds invest in large-capitalization stocks that represent a significant part of the U.S. stock market, their portfolios were influenced by the same economic and market events that affected the broader stock market during the past 12 months. Impressive gains in the fourth quarter of 2004 were given back in the early months of 2005 as major equity indexes struggled to find their footing. The rally that followed the conclusion of the presidential election in November 2004 was hampered by concerns over inflation, a weak U.S. dollar and continuing interest rate hikes by the Federal Reserve Board (the
Fed). As of November 1, 2005, the Fed had increased the federal funds rate 12 consecutive times since June 2004, bringing the short-term interest rate target to 4%. Oil prices continued to fluctuate and achieved record highs on more than one occasion during the reporting period, leading to inflationary concerns, but also contributing to strong performance from the energy sector.

January, March and April were particularly weak months for the market. May through July brought a stock market upturn, as a significant number of acquisition announcements, along with a resilient economy, solid consumer spending, a robust housing sector, and solid growth in corporate profits, served to boost equities. The summer rally was short-lived, however, as the markets reacted to the uncertainty created in the aftermath of Hurricanes Katrina and Rita. Specifically, equities stalled in response to spiking energy prices, still rising interest rates, waning consumer confidence, the potential for slowing corporate profit growth and impending new leadership at the Fed as Chairman Alan Greenspan approaches the end of his 18-year tenure. Notably, the October 24 nomination of Dr. Ben Bernanke as Greenspan's replacement was well received by the markets. Still, October ended as one of the weaker months of the fiscal year.

What factors most influenced the Funds' performance during the fiscal year?

In the case of all three Funds, stock selection contributed positively to returns in most sectors, including health care (particularly health care providers and services) and financials (particularly insurance). In the energy sector, the combination of a sector overweight and effective stock selection enhanced returns, particularly in oil, gas and consumable fuels. Although stock selection in the technology sector added to returns for Merrill Lynch Large Cap Growth Fund, the combination of a sector overweight and stock selection detracted from the relative performance of Merrill Lynch Large Cap Value Fund and Merrill Lynch Large Cap Core Fund. Our positions in the consumer staples sector detracted from relative performance in all three portfolios; however, this was more than offset by the strong positive returns from other sectors.

* Lipper Multi-Cap funds invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-Cap Core funds typically have an average price-to-earnings ratio, price-to-book ratio and three-year sales-per-share growth value compared to the S&P SuperComposite 1500 Index. Multi-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio and three-year sales-per-growth value compared to the S&P SuperComposite 1500 Index. Multi-Cap Value funds typically have a below-average price-to-earnings ratio, price-to-book ratio and three-year sales-per-growth value compared to the S&P SuperComposite 1500 Index.


4       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

At the individual stock level (based on the combined effect of stock returns and relative weightings in each Portfolio), the largest positive contributors to Merrill Lynch Large Cap Core Fund's relative performance during the 12-month period were Valero Energy Corp., Humana, Inc., PacifiCare Health Systems, Sunoco, Inc., Express Scripts, Inc., Cigna Corp. and Autodesk, Inc. The largest performance detractors included Altria Group, Inc., TIBCO Software, Inc., Symantec Corporation, Dell, Inc. and QLogic Corp. In the Merrill Lynch Large Cap Growth Fund portfolio, the largest positive contributors to relative performance were PacifiCare Health Systems, Aetna, Inc., Express Scripts, AutoDesk and Burlington Resources, Inc. Stocks that detracted most from that Fund's relative performance included Dell, Pfizer, Inc., Amgen, Inc., Advanced Micro Devices, Inc. and Cree, Inc. In terms of Merrill Lynch Large Cap Value Fund, the largest positive contributors to relative performance were Valero Energy, Humana, PacifiCare Health Systems, Sunoco and Pfizer. The largest detractors included Altria Group, Claire's Stores, Inc., Exxon Mobil Corp., QLogic and Energizer Holdings, Inc. Our underweight position in Fannie Mae also had a positive impact on the performance of all three Funds, as this was a negative contributor in all three benchmarks.

What changes were made to the Portfolios during the fiscal period?

Overall, we continued to identify companies with favorable growth characteristics and earnings developments, selling at attractive relative valuations. As a result of our bottom-up stock-selection process, we increased the Portfolios' positions in technology and energy while reducing exposure to the consumer discretionary, materials and consumer staples sectors.

In Master Large Cap Core Portfolio, the largest purchases during the period included Intel Corp., Dell, Exxon Mobil, Hewlett-Packard Co. and Texas Instruments, Inc. The largest sales included Johnson & Johnson, Apple Computer, Inc., Chevron Corp., PacifiCare Health Systems and Monsanto Co. In Master Large Cap Growth Portfolio, the largest purchases included Intel Corp., Dell, Amgen, General Electric Co. and Best Buy Co., Inc. The largest sales included Johnson & Johnson, Pfizer, Microchip Technology, The Home Depot, Inc. and PacifiCare Health Systems. In Master Large Cap Value Portfolio, the largest purchases included Intel, Exxon Mobil, Goldman Sachs Group, Inc., Hewlett-Packard, The St. Paul Travelers Companies, Inc. and MeadWestvaco Corp. The largest sales included Chevron Texaco, The Bear Stearns Cos., Inc., PacifiCare Health Systems, Monsanto and Chubb Corp.

These transactions reflect our ongoing refinement of the portfolios, as we continue to look for stocks that best meet our investment criteria while pruning those that have deteriorated versus our original assessment.

How would you characterize the Portfolios' positioning at the close of the period?

The Portfolios' largest overweights as of October 31, 2005, were in the technology and energy sectors. The largest underweights were in financials, which tend to underperform in periods of rising interest rates, consumer staples, utilities, industrials and telecommunications services.

Our view is that a somewhat conservative investment position makes sense, at least until there is more evidence that the Fed is prepared to cease increasing short-term interest rates. Recently reported third quarter gross domestic product (GDP) data showed that, contrary to investors' concerns, core inflation (which excludes food and energy prices) actually declined from the second quarter. By early 2006, we believe it will become more evident that consumers are retrenching, and that real GDP has decelerated to a more non-inflationary pace, specifically 3% or less. Having said that, we continue to believe that a highly diversified portfolio and a focus on individual security selection (rather than a more macro approach) is appropriate and should be rewarded on a relative basis.

Robert C. Doll, Jr.
President, Director/Trustee and Senior Portfolio Manager

November 4, 2005


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005       5

Performance Data

About Fund Performance

Investors are able to purchase shares of the Funds through multiple pricing alternatives:

o Class A Shares incur a maximum initial sales charge (front-end load) of 5.25% and an account maintenance fee of 0.25% per year (but no distribution fee).

o Class B Shares are subject to a maximum contingent deferred sales charge of 4% declining to 0% after six years. In addition, Class B Shares are subject to a distribution fee of 0.75% per year and an account maintenance fee of 0.25% per year. These shares automatically convert to Class A Shares after approximately eight years. (There is no initial sales charge for automatic share conversions.) All returns for periods greater than eight years reflect this conversion.

o Class C Shares are subject to a distribution fee of 0.75% per year and an account maintenance fee of 0.25% per year. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

o Class I Shares incur a maximum initial sales charge (front-end load) of 5.25% and bear no ongoing distribution or account maintenance fees. Class I Shares are available only to eligible investors.

o Class R Shares do not incur a maximum sales charge (front-end load) or deferred sales charge. These shares are subject to a distribution fee of 0.25% per year and an account maintenance fee of 0.25% per year. Class R Shares are available only to certain retirement plans. Prior to inception, Class R Share performance results are those of Class I Shares (which have no distribution or account maintenance fees) restated for Class R Share fees.

None of the past results shown should be considered a representation of future performance. Current performance may be lower or higher than the performance data quoted. Refer to www.mlim.ml.com to obtain performance data current to the most recent month-end. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gain distributions, if any, at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.


6       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Recent Performance Results

                                                   6-Month               12-Month        Since Inception
As of October 31, 2005                          Total Return           Total Return        Total Return
========================================================================================================
ML Large Cap Core Fund Class A Shares*             +10.44%                +17.61%             +31.18%
-------------------------------------------------------------------------------------------------------
ML Large Cap Core Fund Class B Shares*             +10.00                 +16.69              +25.34
-------------------------------------------------------------------------------------------------------
ML Large Cap Core Fund Class C Shares*             +10.00                 +16.80              +25.34
-------------------------------------------------------------------------------------------------------
ML Large Cap Core Fund Class I Shares*             +10.55                 +17.94              +33.10
-------------------------------------------------------------------------------------------------------
ML Large Cap Core Fund Class R Shares*             +10.26                 +17.39              +29.84
-------------------------------------------------------------------------------------------------------
ML Large Cap Growth Fund Class A Shares*           + 9.37                 +11.62              - 7.76
-------------------------------------------------------------------------------------------------------
ML Large Cap Growth Fund Class B Shares*           + 9.02                 +10.80              -11.79
-------------------------------------------------------------------------------------------------------
ML Large Cap Growth Fund Class C Shares*           + 8.90                 +10.82              -11.88
-------------------------------------------------------------------------------------------------------
ML Large Cap Growth Fund Class I Shares*           + 9.47                 +11.96              - 6.35
-------------------------------------------------------------------------------------------------------
ML Large Cap Growth Fund Class R Shares*           + 9.22                 +11.39              - 8.58
-------------------------------------------------------------------------------------------------------
ML Large Cap Value Fund Class A Shares*            +12.18                 +21.20              +76.28
-------------------------------------------------------------------------------------------------------
ML Large Cap Value Fund Class B Shares*            +11.79                 +20.29              +68.66
-------------------------------------------------------------------------------------------------------
ML Large Cap Value Fund Class C Shares*            +11.72                 +20.31              +68.56
-------------------------------------------------------------------------------------------------------
ML Large Cap Value Fund Class I Shares*            +12.34                 +21.49              +78.95
-------------------------------------------------------------------------------------------------------
ML Large Cap Value Fund Class R Shares*            +12.05                 +20.93              +74.76
-------------------------------------------------------------------------------------------------------
Russell 1000(R) Index**                            + 6.18                 +10.47              - 4.36
-------------------------------------------------------------------------------------------------------
Russell 1000(R) Growth Index***                    + 7.59                 + 8.81              -36.43
-------------------------------------------------------------------------------------------------------
Russell 1000(R) Value Index****                    + 4.82                 +11.86              +36.04
-------------------------------------------------------------------------------------------------------

* Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Cumulative total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Since inception total return is from 12/22/99.
** This unmanaged broad-based Index measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. Since inception total return is from 12/22/99.
*** This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with a greater-than-average growth orientation. Since inception total return is from 12/22/99.
**** This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with lower price/book ratios and lower forecasted growth values. Since inception total return is from 12/22/99.

      Russell 1000 is a registered trademark of the Frank Russell Company.

        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005       7

Performance Data (continued)                   Merrill Lynch Large Cap Core Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class A, Class B, Class C, Class I and Class R Shares compared to growth of an investment in the Russell 1000 Index. Values are from December 22, 1999 to October 2005:

                  ML Large Cap          ML Large Cap          ML Large Cap          ML Large Cap         ML Large Cap        Russell
                  Core Fund+--          Core Fund+--          Core Fund+--          Core Fund+--         Core Fund+--           1000
               Class A Shares*       Class B Shares*       Class C Shares*       Class I Shares*      Class R Shares*        Index++
12/22/99**             $ 9,475               $10,000               $10,000               $ 9,475              $10,000        $10,000
10/00                  $11,124               $11,670               $11,670               $11,152              $11,720        $10,250
10/01                  $ 8,587               $ 8,931               $ 8,931               $ 8,626              $ 9,020        $ 7,581
10/02                  $ 7,819               $ 8,071               $ 8,071               $ 7,877              $ 8,195        $ 6,474
10/03                  $ 9,696               $ 9,931               $ 9,931               $ 9,792              $10,177        $ 7,919
10/04                  $10,568               $10,741               $10,731               $10,693              $11,061        $ 8,658
10/05                  $12,429               $12,434               $12,534               $12,611              $12,984        $ 9,564

* Assuming maximum sales charge, transaction costs and other operating expenses, including administration fees.
**    Commencement of operations.
+ ML Large Cap Core Fund invests all of its assets in Master Large Cap Core Portfolio of Master Large Cap Series Trust. The Portfolio invests primarily in a diversified portfolio of equity securities of large cap companies located in the United States that the Investment Adviser believes blends growth and value.
++ This unmanaged broad-based Index measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                 Return Without     Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 10/31/05                              +17.61%          +11.44%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                            + 2.24           + 1.15
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                     + 4.74           + 3.78
-------------------------------------------------------------------------------

                                                       Return          Return
                                                    Without CDSC    With CDSC+++
================================================================================
Class B Shares++
================================================================================
One Year Ended 10/31/05                                +16.69%         +12.69%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                              + 1.44          + 1.06
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                       + 3.93          + 3.79
-------------------------------------------------------------------------------

                                                       Return          Return
                                                    Without CDSC    With CDSC+++
================================================================================
Class C Shares+
================================================================================
One Year Ended 10/31/05                                +16.80%         +15.80%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                              + 1.44          + 1.44
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                       + 3.93          + 3.93
-------------------------------------------------------------------------------

                                                 Return Without     Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class I Shares*
================================================================================
One Year Ended 10/31/05                              +17.94%          +11.75%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                            + 2.49           + 1.39
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                     + 5.00           + 4.04
-------------------------------------------------------------------------------

Class R Shares                                                            Return
================================================================================
One Year Ended 10/31/05                                                  +17.39%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                                                + 2.07
-------------------------------------------------------------------------------
Inception (12/22/99) through 10/31/05                                    + 4.56
-------------------------------------------------------------------------------

*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.
+ Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
++ Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
+++   Assuming payment of applicable contingent deferred sales charge.

8       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Performance Data (continued)                 Merrill Lynch Large Cap Growth Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class A, Class B, Class C, Class I and Class R Shares compared to growth of an investment in the Russell 1000 Growth Index. Values are from December 22, 1999 to October 2005:


                  ML Large Cap          ML Large Cap          ML Large Cap          ML Large Cap        ML Large Cap         Russell
                Growth Fund+--        Growth Fund+--        Growth Fund+--        Growth Fund+--      Growth Fund+--            1000
               Class A Shares*       Class B Shares*       Class C Shares*       Class I Shares*     Class R Shares*  Growth Index++
12/22/99**             $ 9,475               $10,000               $10,000               $ 9,475             $10,000         $10,000
10/00                  $10,726               $11,260               $11,250               $10,754             $11,302         $ 9,610
10/01                  $ 7,081               $ 7,371               $ 7,362               $ 7,110             $ 7,434         $ 5,771
10/02                  $ 6,057               $ 6,251               $ 6,252               $ 6,105             $ 6,351         $ 4,639
10/03                  $ 7,479               $ 7,661               $ 7,652               $ 7,556             $ 7,862         $ 5,651
10/04                  $ 7,830               $ 7,961               $ 7,952               $ 7,925             $ 8,207         $ 5,842
10/05                  $ 8,740               $ 8,733               $ 8,812               $ 8,873             $ 9,142         $ 6,357

* Assuming maximum sales charge, transaction costs and other operating expenses, including administration fees.
**    Commencement of operations.
+ ML Large Cap Growth Fund invests all of its assets in Master Large Cap Growth Portfolio of Master Large Cap Series Trust. The Portfolio invests primarily in a diversified portfolio of equity securities of large cap companies located in the United States that the Investment Adviser believes have good prospects for earnings growth.
++ This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with a greater-than-average growth orientation.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                 Return Without     Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 10/31/05                              +11.62%          + 5.76%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                            - 4.01           - 5.04
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                     - 1.37           - 2.27
-------------------------------------------------------------------------------

                                                       Return          Return
                                                    Without CDSC    With CDSC+++
================================================================================
Class B Shares++
================================================================================
One Year Ended 10/31/05                                +10.80%         + 6.80%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                              - 4.76          - 5.15
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                       - 2.12          - 2.28
-------------------------------------------------------------------------------

                                                       Return          Return
                                                    Without CDSC    With CDSC+++
================================================================================
Class C Shares+
================================================================================
One Year Ended 10/31/05                                +10.82%         + 9.82%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                              - 4.77          - 4.77
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                       - 2.13          - 2.13
-------------------------------------------------------------------------------

                                                 Return Without     Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class I Shares*
================================================================================
One Year Ended 10/31/05                              +11.96%          + 6.08%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                            - 3.77           - 4.80
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                     - 1.11           - 2.02
-------------------------------------------------------------------------------

Class R Shares                                                            Return
================================================================================
One Year Ended 10/31/05                                                  +11.39%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                                                - 4.15
-------------------------------------------------------------------------------
Inception (12/22/99) through 10/31/05                                    - 1.52
-------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.
+ Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
++ Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
+++   Assuming payment of applicable contingent deferred sales charge.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005       9

Performance Data (concluded)                  Merrill Lynch Large Cap Value Fund

Total Return Based on a $10,000 Investment

A line graph depicting the growth of an investment in the Fund's Class A, Class B, Class C, Class I and Class R Shares compared to growth of an investment in the Russell 1000 Value Index. Values are from December 22, 1999 to October 2005:

                  ML Large Cap          ML Large Cap          ML Large Cap          ML Large Cap         ML Large Cap        Russell
                 Value Fund+--         Value Fund+--         Value Fund+--         Value Fund+--        Value Fund+--           1000
               Class A Shares*       Class B Shares*       Class C Shares*       Class I Shares*      Class R Shares*  Value Index++
12/22/99**             $ 9,475               $10,000               $10,000               $ 9,475              $10,000        $10,000
10/00                  $11,000               $11,540               $11,540               $11,029              $11,590        $10,809
10/01                  $10,073               $10,481               $10,481               $10,123              $10,586        $ 9,527
10/02                  $ 9,617               $ 9,931               $ 9,931               $ 9,687              $10,079        $ 8,573
10/03                  $12,112               $12,411               $12,411               $12,230              $12,735        $10,533
10/04                  $13,781               $14,021               $14,011               $13,956              $14,451        $12,161
10/05                  $16,702               $16,766               $16,856               $16,956              $17,476        $13,604

* Assuming maximum sales charge, transaction costs and other operating expenses, including administration fees.
**    Commencement of operations.
+ ML Large Cap Value Fund invests all of its assets in Master Large Cap Value Portfolio of the Master Large Cap Series Trust. The Portfolio invests primarily in a diversified portfolio of equity securities of large cap companies located in the United States that the Investment Adviser believes are undervalued.
++ This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with lower price/book ratios and lower forecasted growth values.

      Past performance is not predictive of future results.

Average Annual Total Return

                                                 Return Without     Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 10/31/05                              +21.20%          +14.83%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                            + 8.71           + 7.54
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                     +10.16           + 9.15
-------------------------------------------------------------------------------

                                                       Return          Return
                                                    Without CDSC    With CDSC+++
================================================================================
Class B Shares++
================================================================================
One Year Ended 10/31/05                                +20.29%         +16.29%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                              + 7.89          + 7.59
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                       + 9.33          + 9.22
-------------------------------------------------------------------------------

                                                       Return          Return
                                                    Without CDSC    With CDSC+++
================================================================================
Class C Shares+
================================================================================
One Year Ended 10/31/05                                +20.31%         +19.31%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                              + 7.87          + 7.87
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                       + 9.32          + 9.32
-------------------------------------------------------------------------------

                                                 Return Without     Return With
                                                  Sales Charge    Sales Charge**
================================================================================
Class I Shares*
================================================================================
One Year Ended 10/31/05                              +21.49%          +15.11%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                            + 8.98           + 7.81
-------------------------------------------------------------------------------
Inception (12/22/99)
through 10/31/05                                     +10.44           + 9.43
-------------------------------------------------------------------------------

Class R Shares                                                            Return
================================================================================
One Year Ended 10/31/05                                                  +20.93%
-------------------------------------------------------------------------------
Five Years Ended 10/31/05                                                + 8.56
-------------------------------------------------------------------------------
Inception (12/22/99) through 10/31/05                                    + 9.99
-------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.
+ Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
++ Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
+++   Assuming payment of applicable contingent deferred sales charge.


10      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Disclosure of Expenses

Shareholders of these Funds may incur the following charges: (a) expenses related to transactions, including sales charges, redemption fees and exchange fees; and (b) operating expenses including advisory fees, distribution fees including 12(b)-1 fees, and other Fund expenses. The following example (which is based on a hypothetical investment of $1,000 invested on May 1, 2005 and held through October 31, 2005) is intended to assist shareholders both in calculating expenses based on an investment in each Fund and in comparing these expenses with similar costs of investing in other mutual funds.

The first table below provides information about actual account values and actual expenses. In order to estimate the expenses a shareholder paid during the period covered by this report, shareholders can divide their account value by $1,000 and then multiply the result by the number in the first line under the heading entitled "Expenses Paid During the Period."

The second table below provides information about hypothetical account values and hypothetical expenses based on each Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses. In order to assist shareholders in comparing the ongoing expenses of investing in these Funds and other funds, compare the 5% hypothetical example with the 5% hypothetical examples that appear in other funds' shareholder reports.

The expenses shown in the table are intended to highlight shareholders ongoing costs only and do not reflect any transactional expenses, such as sales charges, redemption fees or exchange fees. Therefore, the second table is useful in comparing ongoing expenses only, and will not help shareholders determine the relative total expenses of owning different funds. If these transactional expenses were included, shareholder expenses would have been higher.

                                                                                             Expenses Paid
                                                       Beginning           Ending         During the Period*
                                                     Account Value      Account Value       May 1, 2005 to
Merrill Lynch Large Cap Core Fund                     May 1, 2005     October 31, 2005     October 31, 2005
============================================================================================================
Actual
============================================================================================================
Class A                                                   $1,000         $1,104.40              $ 6.24
-----------------------------------------------------------------------------------------------------------
Class B                                                   $1,000         $1,100.00              $10.38
-----------------------------------------------------------------------------------------------------------
Class C                                                   $1,000         $1,100.00              $10.38
-----------------------------------------------------------------------------------------------------------
Class I                                                   $1,000         $1,105.50              $ 4.91
-----------------------------------------------------------------------------------------------------------
Class R                                                   $1,000         $1,102.60              $ 7.62
============================================================================================================
Hypothetical (5% annual return before expenses)**
============================================================================================================
Class A                                                   $1,000         $1,019.41              $ 5.99
-----------------------------------------------------------------------------------------------------------
Class B                                                   $1,000         $1,015.46              $ 9.96
-----------------------------------------------------------------------------------------------------------
Class C                                                   $1,000         $1,015.46              $ 9.96
-----------------------------------------------------------------------------------------------------------
Class I                                                   $1,000         $1,020.68              $ 4.71
-----------------------------------------------------------------------------------------------------------
Class R                                                   $1,000         $1,018.09              $ 7.31
-----------------------------------------------------------------------------------------------------------

* For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.17% for Class A, 1.95% for Class B, 1.95% for Class C, .92% for Class I and 1.43% for Class R), multiplied by the average account value over the period, multiplied by 185/365 (to reflect the one-half year period shown). Because the Fund is a feeder fund, the expense table example reflects the expenses of both the feeder fund and the master portfolio in which it invests.
** Hypothetical 5% annual return before expenses is calculated by pro-rating the number of days in the most recent fiscal half-year divided by 365.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      11

Disclosure of Expenses (concluded)

                                                                                             Expenses Paid
                                                         Beginning           Ending       During the Period*
                                                       Account Value      Account Value     May 1, 2005 to
Merrill Lynch Large Cap Growth Fund                     May 1, 2005     October 31, 2005   October 31, 2005
============================================================================================================
Actual
============================================================================================================
Class A                                                   $1,000           $1,093.70              $ 7.06
-----------------------------------------------------------------------------------------------------------
Class B                                                   $1,000           $1,090.20              $11.18
-----------------------------------------------------------------------------------------------------------
Class C                                                   $1,000           $1,089.00              $11.17
-----------------------------------------------------------------------------------------------------------
Class I                                                   $1,000           $1,094.70              $ 5.73
-----------------------------------------------------------------------------------------------------------
Class R                                                   $1,000           $1,092.20              $ 8.38
============================================================================================================
Hypothetical (5% annual return before expenses)**
============================================================================================================
Class A                                                   $1,000           $1,018.60              $ 6.80
-----------------------------------------------------------------------------------------------------------
Class B                                                   $1,000           $1,014.65              $10.77
-----------------------------------------------------------------------------------------------------------
Class C                                                   $1,000           $1,014.65              $10.77
-----------------------------------------------------------------------------------------------------------
Class I                                                   $1,000           $1,019.87              $ 5.53
-----------------------------------------------------------------------------------------------------------
Class R                                                   $1,000           $1,017.33              $ 8.08
-----------------------------------------------------------------------------------------------------------

* For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.33% for Class A, 2.11% for Class B, 2.11% for Class C, 1.08% for Class I and 1.58% for Class R), multiplied by the average account value over the period, multiplied by 185/365 (to reflect the one-half year period shown). Because the Fund is a feeder fund, the expense table example reflects the expenses of both the feeder fund and the master portfolio in which it invests.
** Hypothetical 5% annual return before expenses is calculated by pro-rating the number of days in the most recent fiscal half-year divided by 365.

                                                                                             Expenses Paid
                                                        Beginning           Ending        During the Period*
                                                      Account Value      Account Value      May 1, 2005 to
Merrill Lynch Large Cap Value Fund                     May 1, 2005     October 31, 2005    October 31, 2005
============================================================================================================
Actual
============================================================================================================
Class A                                                   $1,000          $1,121.80              $ 6.67
-----------------------------------------------------------------------------------------------------------
Class B                                                   $1,000          $1,117.90              $10.73
-----------------------------------------------------------------------------------------------------------
Class C                                                   $1,000          $1,117.20              $10.73
-----------------------------------------------------------------------------------------------------------
Class I                                                   $1,000          $1,123.40              $ 5.33
-----------------------------------------------------------------------------------------------------------
Class R                                                   $1,000          $1,120.50              $ 8.01
============================================================================================================
Hypothetical (5% annual return before expenses)**
============================================================================================================
Class A                                                   $1,000          $1,019.06              $ 6.34
-----------------------------------------------------------------------------------------------------------
Class B                                                   $1,000          $1,015.21              $10.21
-----------------------------------------------------------------------------------------------------------
Class C                                                   $1,000          $1,015.21              $10.21
-----------------------------------------------------------------------------------------------------------
Class I                                                   $1,000          $1,020.32              $ 5.07
-----------------------------------------------------------------------------------------------------------
Class R                                                   $1,000          $1,017.79              $ 7.62
-----------------------------------------------------------------------------------------------------------

* For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.24% for Class A, 2.00% for Class B, 2.00% for Class C, .99% for Class I and 1.49% for Class R), multiplied by the average account value over the period, multiplied by 185/365 (to reflect the one-half year period shown). Because the Fund is a feeder fund, the expense table example reflects the expenses of both the feeder fund and the master portfolio in which it invests.
** Hypothetical 5% annual return before expenses is calculated by pro-rating the number of days in the most recent fiscal half-year divided by 365.


12      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Statements of Assets and Liabilities  Merrill Lynch Large Cap Series Funds, Inc.

                                                                                 Merrill Lynch     Merrill Lynch      Merrill Lynch
                                                                                     Large             Large              Large
                                                                                   Cap Core         Cap Growth          Cap Value
As of October 31, 2005                                                               Fund              Fund               Fund
===================================================================================================================================
Assets
----------------------------------------------------------------------------------------------------------------------------------
                   Investment in Master Large Cap Core Portfolio, Master
                    Large Cap Growth Portfolio and Master Large Cap Value
                    Portfolio, respectively (the"Portfolios")* .............    $2,463,214,494    $  489,398,122     $1,535,988,062
                   Prepaid expenses ........................................            70,077            59,501            120,343
                                                                                ---------------------------------------------------
                   Total assets ............................................     2,463,284,571       489,457,623      1,536,108,405
                                                                                ---------------------------------------------------
===================================================================================================================================
Liabilities
----------------------------------------------------------------------------------------------------------------------------------
                   Payables:
                      Distributor ..........................................         1,133,067           219,238            657,504
                      Other affiliates .....................................           807,040           252,889            473,143
                      Administrator ........................................           511,011           101,696            322,605
                   Accrued expenses and other liabilities ..................            88,991            20,407             90,471
                                                                                ---------------------------------------------------
                   Total liabilities .......................................         2,540,109           594,230          1,543,723
                                                                                ---------------------------------------------------
===================================================================================================================================
Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                   Net assets ..............................................    $2,460,744,462    $  488,863,393     $1,534,564,682
                                                                                ===================================================
===================================================================================================================================
Net Assets Consist of
----------------------------------------------------------------------------------------------------------------------------------
                   Undistributed (accumulated) realized capital gains
                    (losses) allocated from the Portfolios--net ............    $   64,565,590    $  (58,161,863)    $   69,881,864
                   Unrealized appreciation allocated from the
                    Portfolios--net ........................................       332,200,332        47,127,989        204,111,128
                                                                                ---------------------------------------------------
                   Total accumulated earnings (losses)--net ................       396,765,922       (11,033,874)       273,992,992
                   Class A Shares of Common Stock, $.10 par value,
                    100,000,000 shares authorized ..........................         4,838,218         1,224,394          2,201,242
                   Class B Shares of Common Stock, $.10 par value,
                    200,000,000 shares authorized ..........................         3,588,997         1,084,321          1,621,698
                   Class C Shares of Common Stock, $.10 par value,
                    100,000,000 shares authorized ..........................         5,928,877         1,420,981          2,544,487
                   Class I Shares of Common Stock, $.10 par value,
                    100,000,000 shares authorized ..........................         4,554,523         1,374,606          2,606,262
                   Class R Shares of Common Stock, $.10 par value,
                    200,000,000 shares authorized ..........................           365,648           295,093            278,883
                   Paid-in capital in excess of par ........................     2,044,702,277       494,497,872      1,251,319,118
                                                                                ---------------------------------------------------
                   Net Assets ..............................................    $2,460,744,462    $  488,863,393     $1,534,564,682
                                                                                ===================================================


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      13

Statements of Assets and Liabilities (concluded)
                                      Merrill Lynch Large Cap Series Funds, Inc.

                                                                                 Merrill Lynch     Merrill Lynch     Merrill Lynch
                                                                                     Large             Large             Large
                                                                                   Cap Core         Cap Growth         Cap Value
As of October 31, 2005                                                               Fund              Fund              Fund
===================================================================================================================================
Net Asset Value
----------------------------------------------------------------------------------------------------------------------------------
                   Class A:
                      Net assets ...........................................    $  629,682,419    $  112,886,500     $  371,216,409
                                                                                ===================================================
                      Shares outstanding ...................................        48,382,179        12,243,944         22,012,424
                                                                                ===================================================
                      Net asset value ......................................    $        13.01    $         9.22     $        16.86
                                                                                ===================================================
                   Class B:
                      Net assets ...........................................    $  446,242,276    $   95,593,206     $  261,344,935
                                                                                ===================================================
                      Shares outstanding ...................................        35,889,965        10,843,205         16,216,977
                                                                                ===================================================
                      Net asset value ......................................    $        12.43    $         8.82     $        16.12
                                                                                ===================================================
                   Class C:
                      Net assets ...........................................    $  737,062,637    $  125,150,254     $  409,937,149
                                                                                ===================================================
                      Shares outstanding ...................................        59,288,768        14,209,813         25,444,869
                                                                                ===================================================
                      Net asset value ......................................    $        12.43    $         8.81     $        16.11
                                                                                ===================================================
                   Class I:
                      Net assets ...........................................    $  601,378,310    $  128,667,124     $  446,172,027
                                                                                ===================================================
                      Shares outstanding ...................................        45,545,231        13,746,055         26,062,618
                                                                                ===================================================
                      Net asset value ......................................    $        13.20    $         9.36     $        17.12
                                                                                ===================================================
                   Class R
                      Net assets ...........................................    $   46,378,820    $   26,566,309     $   45,894,162
                                                                                ===================================================
                      Shares outstanding ...................................         3,656,479         2,950,926          2,788,826
                                                                                ===================================================
                      Net asset value ......................................    $        12.68    $         9.00     $        16.46
                                                                                ===================================================
                    * Identified cost ......................................    $2,131,014,162    $  442,270,133     $1,331,876,934
                                                                                ===================================================

      See Notes to Financial Statements.


14      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Statements of Operations              Merrill Lynch Large Cap Series Funds, Inc.

                                                                                 Merrill Lynch     Merrill Lynch     Merrill Lynch
                                                                                     Large             Large             Large
                                                                                   Cap Core         Cap Growth         Cap Value
For the Year Ended October 31, 2005                                                  Fund              Fund              Fund
===================================================================================================================================
Investment Income
----------------------------------------------------------------------------------------------------------------------------------
                   Net investment income allocated from the Portfolios:
                      Dividends ............................................    $   25,958,189    $    3,809,535     $   15,255,855
                      Securities lending--net ..............................           161,565            35,059             43,166
                      Interest from affiliates .............................           114,544            34,055            156,787
                      Expenses .............................................       (10,848,593)       (2,458,800)        (6,252,664)
                                                                                ---------------------------------------------------
                   Total income ............................................        15,385,705         1,419,849          9,203,144
                                                                                ---------------------------------------------------
===================================================================================================================================
Expenses
----------------------------------------------------------------------------------------------------------------------------------
                   Account maintenance and distribution fees--Class C ......         6,021,329         1,140,087          3,155,485
                   Administration fees .....................................         5,352,637         1,076,760          2,863,939
                   Account maintenance and distribution fees--Class B ......         4,443,683           967,638          2,479,882
                   Account maintenance fees--Class A .......................         1,315,292           233,130            696,464
                   Transfer agent fees--Class C ............................           966,537           272,485            548,802
                   Transfer agent fees--Class I ............................           733,049           229,433            430,008
                   Transfer agent fees--Class A ............................           718,974           198,463            435,334
                   Transfer agent fees--Class B ............................           703,181           234,837            430,014
                   Registration fees .......................................           223,583            90,172            173,615
                   Account maintenance and distribution fees--Class R ......           153,849            94,427            143,842
                   Printing and shareholder reports ........................           137,825            74,373            110,771
                   Professional fees .......................................            43,182            17,846             29,270
                   Transfer agent fees--Class R ............................            42,561            40,224             45,015
                   Other ...................................................            18,212            16,001             15,488
                                                                                ---------------------------------------------------
                   Total expenses ..........................................        20,873,894         4,685,876         11,557,929
                                                                                ---------------------------------------------------
                   Investment loss--net ....................................        (5,488,189)       (3,266,027)        (2,354,785)
                                                                                ---------------------------------------------------
===================================================================================================================================
Realized & Unrealized Gain Allocated from the Portfolios--Net
----------------------------------------------------------------------------------------------------------------------------------
                   Realized gain on investments--net .......................       169,480,673        27,951,501         77,262,988
                   Change in unrealized appreciation on investments--net ...       148,113,813        17,275,515        112,124,763
                                                                                ---------------------------------------------------
                   Total realized and unrealized gain--net .................       317,594,486        45,227,016        189,387,751
                                                                                ---------------------------------------------------
                   Net Increase in Net Assets Resulting from Operations ....    $  312,106,297    $   41,960,989     $  187,032,966
                                                                                ===================================================

      See Notes to Financial Statements.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      15

Statements of Changes in Net Assets            Merrill Lynch Large Cap Core Fund

                                                                                                      For the Year Ended
                                                                                                          October 31,
                                                                                              -----------------------------------
Increase (Decrease) in Net Assets:                                                                 2005                2004
=================================================================================================================================
Operations
--------------------------------------------------------------------------------------------------------------------------------
                   Investment loss--net ..................................................    $    (5,488,189)    $    (5,975,718)
                   Realized gain--net ....................................................        169,480,673         176,458,090
                   Change in unrealized appreciation--net ................................        148,113,813         (54,503,940)
                                                                                              -----------------------------------
                   Net increase in net assets resulting from operations ..................        312,106,297         115,978,432
                                                                                              -----------------------------------
=================================================================================================================================
Distributions to Shareholders
--------------------------------------------------------------------------------------------------------------------------------
                   Realized gain--net:
                      Class A ............................................................         (3,420,110)                 --
                      Class B ............................................................         (3,547,724)                 --
                      Class C ............................................................         (3,932,578)                 --
                      Class I ............................................................         (3,522,593)                 --
                      Class R ............................................................           (154,059)                 --
                                                                                              -----------------------------------
                   Net decrease in net assets resulting from distributions to shareholders        (14,577,064)                 --
                                                                                              -----------------------------------
=================================================================================================================================
Capital Share Transactions
--------------------------------------------------------------------------------------------------------------------------------
                   Net increase in net assets derived from capital share transactions ....        496,660,002         309,948,089
                                                                                              -----------------------------------
=================================================================================================================================
Net Assets
--------------------------------------------------------------------------------------------------------------------------------
                   Total increase in net assets ..........................................        794,189,235         425,926,521
                   Beginning of year .....................................................      1,666,555,227       1,240,628,706
                                                                                              -----------------------------------
                   End of year ...........................................................    $ 2,460,744,462     $ 1,666,555,227
                                                                                              ===================================

      See Notes to Financial Statements.

Statements of Changes In Net Assets          Merrill Lynch Large Cap Growth Fund

                                                                                                      For the Year Ended
                                                                                                          October 31,
                                                                                              -----------------------------------
Increase (Decrease) in Net Assets:                                                                 2005                2004
=================================================================================================================================
Operations
--------------------------------------------------------------------------------------------------------------------------------
                   Investment loss--net ..................................................    $    (3,266,027)    $    (3,345,613)
                   Realized gain--net ....................................................         27,951,501          24,609,663
                   Change in unrealized appreciation/depreciation--net ...................         17,275,515         (10,279,020)
                                                                                              -----------------------------------
                   Net increase in net assets resulting from operations ..................         41,960,989          10,985,030
                                                                                              -----------------------------------
=================================================================================================================================
Capital Share Transactions
--------------------------------------------------------------------------------------------------------------------------------
                   Net increase in net assets derived from capital share transactions ....        102,839,683          83,194,823
                                                                                              -----------------------------------
=================================================================================================================================
Net Assets
--------------------------------------------------------------------------------------------------------------------------------
                   Total increase in net assets ..........................................        144,800,672          94,179,853
                   Beginning of year .....................................................        344,062,721         249,882,868
                                                                                              -----------------------------------
                   End of year ...........................................................    $   488,863,393     $   344,062,721
                                                                                              ===================================

      See Notes to Financial Statements.


16      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Statements of Changes in Net Assets           Merrill Lynch Large Cap Value Fund

                                                                                                      For the Year Ended
                                                                                                          October 31,
                                                                                              -----------------------------------
Increase (Decrease) in Net Assets:                                                                 2005                2004
=================================================================================================================================
Operations
--------------------------------------------------------------------------------------------------------------------------------
                   Investment loss--net ..................................................    $    (2,354,785)    $    (1,096,859)
                   Realized gain--net ....................................................         77,262,988          78,138,759
                   Change in unrealized appreciation--net ................................        112,124,763          (2,549,598)
                                                                                              -----------------------------------
                   Net increase in net assets resulting from operations ..................        187,032,966          74,492,302
                                                                                              -----------------------------------
=================================================================================================================================
Distributions to Shareholders
--------------------------------------------------------------------------------------------------------------------------------
                   Realized gain--net:
                      Class A ............................................................         (8,283,910)                 --
                      Class B ............................................................        (10,290,416)                 --
                      Class C ............................................................        (10,721,593)                 --
                      Class I ............................................................         (8,685,584)                 --
                      Class R ............................................................           (707,934)                 --
                                                                                              -----------------------------------
                   Net decrease in net assets resulting from distributions to shareholders        (38,689,437)                 --
                                                                                              -----------------------------------
=================================================================================================================================
Capital Share Transactions
--------------------------------------------------------------------------------------------------------------------------------
                   Net increase in net assets derived from capital share transactions ....        576,505,050         220,472,373
                                                                                              -----------------------------------
=================================================================================================================================
Net Assets
--------------------------------------------------------------------------------------------------------------------------------
                   Total increase in net assets ..........................................        724,848,579         294,964,675
                   Beginning of year .....................................................        809,716,103         514,751,428
                                                                                              -----------------------------------
                   End of year ...........................................................    $ 1,534,564,682     $   809,716,103
                                                                                              ===================================

      See Notes to Financial Statements.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      17

Financial Highlights                                                     Class A

                                                                                 Merrill Lynch Large Cap Core Fund
                                                                 -----------------------------------------------------------------
                                                                                   For the Year Ended October 31,
The following per share data and ratios have been derived        -----------------------------------------------------------------
from information provided in the financial statements.              2005           2004         2003         2002          2001
==================================================================================================================================
Per Share Operating Performance
---------------------------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of year ...........  $    11.15     $    10.23   $     8.25   $     9.06    $    11.74
                                                                 -----------------------------------------------------------------
                 Investment income (loss)--net* ...............         .01           (.01)        (.02)         .01            --@
                 Realized and unrealized gain (loss)--net .....        1.94            .93         2.00         (.82)        (2.68)
                                                                 -----------------------------------------------------------------
                 Total from investment operations .............        1.95            .92         1.98         (.81)        (2.68)
                                                                 -----------------------------------------------------------------
                 Less distributions:
                    Realized gain--net ........................        (.09)            --           --           --            --
                    In excess of realized gain--net ...........          --             --           --           --            --@
                    Return of capital .........................          --             --           --           --            --
                                                                 -----------------------------------------------------------------
                 Total distributions ..........................        (.09)            --           --           --            --@
                                                                 -----------------------------------------------------------------
                 Net asset value, end of year .................  $    13.01     $    11.15   $    10.23   $     8.25    $     9.06
                                                                 =================================================================
==================================================================================================================================
Total Investment Return+
---------------------------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share ...........       17.61%          8.99%       24.00%       (8.94%)      (22.80%)
                                                                 =================================================================
==================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement** .............        1.16%          1.18%        1.23%        1.28%         1.32%
                                                                 =================================================================
                 Expenses** ...................................        1.16%          1.18%        1.23%        1.28%         1.32%
                                                                 =================================================================
                 Investment income (loss)--net ................         .05%          (.09%)       (.21%)        .10%         (.05%)
                                                                 =================================================================
==================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .......  $  629,682     $  392,896   $  293,144   $  136,552    $   84,891
                                                                 =================================================================
                 Portfolio turnover of the Portfolios .........       93.95%        135.48%      138.73%      150.18%       162.28%
                                                                 =================================================================

*     Based on average shares outstanding.
**    Includes the Fund's share of the Portfolio's allocated expenses.
+     Total investment returns exclude the effects of sales charges.
@     Amount is less than $(.01) per share.

      See Notes to Financial Statements.


18      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

              Merrill Lynch Large Cap Growth Fund                                Merrill Lynch Large Cap Value Fund
--------------------------------------------------------------    ---------------------------------------------------------------
                For the Year Ended October 31,                                     For the Year Ended October 31,
--------------------------------------------------------------    ---------------------------------------------------------------
   2005         2004         2003         2002          2001          2005         2004         2003         2002          2001
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$     8.26   $     7.89   $     6.39   $     7.47    $    11.32    $    14.53   $    12.77   $    10.14   $    10.62    $    11.61
---------------------------------------------------------------------------------------------------------------------------------
      (.04)        (.06)        (.05)        (.06)         (.07)          .02          .03          .03          .04           .04
      1.00          .43         1.55        (1.02)        (3.78)         2.97         1.73         2.60         (.52)        (1.02)
---------------------------------------------------------------------------------------------------------------------------------
       .96          .37         1.50        (1.08)        (3.85)         2.99         1.76         2.63         (.48)         (.98)
---------------------------------------------------------------------------------------------------------------------------------
        --           --           --           --            --          (.66)          --           --           --            --
        --           --           --           --            --@           --           --           --           --            --
        --           --           --           --            --            --           --           --           --          (.01)
---------------------------------------------------------------------------------------------------------------------------------
        --           --           --           --            --@         (.66)          --           --           --          (.01)
---------------------------------------------------------------------------------------------------------------------------------
$     9.22   $     8.26   $     7.89   $     6.39    $     7.47    $    16.86   $    14.53   $    12.77   $    10.14    $    10.62
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
     11.62%        4.69%       23.47%      (14.46%)      (33.98%)       21.20%       13.78%       25.94%       (4.52%)       (8.43%)
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
      1.33%        1.38%        1.46%        1.54%         1.38%         1.23%        1.26%        1.28%        1.28%         1.29%
==================================================================================================================================
      1.33%        1.38%        1.46%        1.56%         1.38%         1.23%        1.26%        1.28%        1.28%         1.29%
==================================================================================================================================
      (.46%)       (.69%)       (.81%)       (.88%)        (.90%)         .10%         .21%         .24%         .49%          .32%
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$  112,887   $   64,539   $   27,410   $   15,874    $   15,032    $  371,216   $  161,867   $   90,358   $   46,020    $   37,190
==================================================================================================================================
    131.79%      164.94%      178.11%      177.46%       230.34%        94.95%      127.59%      157.04%      136.92%       168.54%
==================================================================================================================================


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      19

Financial Highlights (continued)                                         Class B

                                                                                 Merrill Lynch Large Cap Core Fund
                                                                 -----------------------------------------------------------------
                                                                                   For the Year Ended October 31,
The following per share data and ratios have been derived        -----------------------------------------------------------------
from information provided in the financial statements.              2005           2004         2003         2002          2001
==================================================================================================================================
Per Share Operating Performance
---------------------------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of year ...........  $    10.74     $     9.93   $     8.07   $     8.93    $    11.67
                                                                 -----------------------------------------------------------------
                 Investment loss--net** .......................        (.08)          (.09)        (.08)        (.06)         (.08)
                 Realized and unrealized gain (loss)--net .....        1.86            .90         1.94         (.80)        (2.66)
                                                                 -----------------------------------------------------------------
                 Total from investment operations .............        1.78            .81         1.86         (.86)        (2.74)
                                                                 -----------------------------------------------------------------
                 Less distributions:
                    Realized gain--net ........................        (.09)            --           --           --            --
                    In excess of realized gain--net ...........          --             --           --           --            --+
                    Return of capital--net ....................          --             --           --           --            --
                                                                 -----------------------------------------------------------------
                 Total distributions ..........................        (.09)            --           --           --            --+
                                                                 -----------------------------------------------------------------
                 Net asset value, end of year .................  $    12.43     $    10.74   $     9.93   $     8.07    $     8.93
                                                                 =================================================================
==================================================================================================================================
Total Investment Return*
---------------------------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share ...........       16.69%          8.16%       23.05%       (9.63%)      (23.47%)
                                                                 =================================================================
==================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement*** ............        1.93%          1.95%        2.00%        2.07%         2.06%
                                                                 =================================================================
                 Expenses*** ..................................        1.93%          1.95%        2.00%        2.07%         2.06%
                                                                 =================================================================
                 Investment loss--net .........................        (.66%)         (.86%)       (.96%)       (.64%)        (.80%)
                                                                 =================================================================
==================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .......  $  446,242     $  412,162   $  389,598   $  329,121    $  159,287
                                                                 =================================================================
                 Portfolio turnover of the Portfolios .........       93.95%        135.48%      138.73%      150.18%       162.28%
                                                                 =================================================================

*     Total investment returns exclude the effects of sales charges.
**    Based on average shares outstanding.
***   Includes the Fund's share of the Portfolio's allocated expenses.
+     Amount is less than ($.01) per share.

      See Notes to Financial Statements.


20      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

              Merrill Lynch Large Cap Growth Fund                                Merrill Lynch Large Cap Value Fund
--------------------------------------------------------------    ---------------------------------------------------------------
                For the Year Ended October 31,                                     For the Year Ended October 31,
--------------------------------------------------------------    ---------------------------------------------------------------
   2005         2004         2003         2002          2001          2005         2004         2003         2002          2001
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$     7.96   $     7.66   $     6.25   $     7.37    $    11.26    $    14.02   $    12.41   $     9.93   $    10.48    $    11.54
---------------------------------------------------------------------------------------------------------------------------------
      (.10)        (.12)        (.10)        (.12)         (.14)         (.09)        (.07)        (.05)        (.03)         (.04)
       .96          .42         1.51        (1.00)        (3.75)         2.85         1.68         2.53         (.52)        (1.02)
---------------------------------------------------------------------------------------------------------------------------------
       .86          .30         1.41        (1.12)        (3.89)         2.76         1.61         2.48         (.55)        (1.06)
---------------------------------------------------------------------------------------------------------------------------------
        --           --           --           --            --          (.66)          --           --           --            --
        --           --           --           --            --+           --           --           --           --            --
        --           --           --           --            --            --           --           --           --            --+
---------------------------------------------------------------------------------------------------------------------------------
        --           --           --           --            --+         (.66)          --           --           --            --+
---------------------------------------------------------------------------------------------------------------------------------
$     8.82   $     7.96   $     7.66   $     6.25    $     7.37    $    16.12   $    14.02   $    12.41   $     9.93    $    10.48
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
     10.80%        3.92%       22.56%      (15.20%)      (34.54%)       20.29%       12.97%       24.97%       (5.25%)       (9.18%)
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
      2.11%        2.16%        2.27%        2.32%         2.17%         2.00%        2.02%        2.05%        2.05%         2.07%
==================================================================================================================================
      2.11%        2.16%        2.27%        2.34%         2.17%         2.00%        2.02%        2.05%        2.05%         2.07%
==================================================================================================================================
     (1.15%)      (1.48%)      (1.61%)      (1.66%)       (1.67%)        (.60%)       (.53%)       (.50%)       (.28%)        (.44%)
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$   95,593   $   93,382   $  100,683   $   83,726    $   70,428    $  261,345   $  222,055   $  202,190   $  174,623    $  167,613
==================================================================================================================================
    131.79%      164.94%      178.11%      177.46%       230.34%        94.95%      127.59%      157.04%      136.92%       168.54%
==================================================================================================================================


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      21

Financial Highlights (continued)                                         Class C

                                                                                 Merrill Lynch Large Cap Core Fund
                                                                 -----------------------------------------------------------------
                                                                                   For the Year Ended October 31,
The following per share data and ratios have been derived        -----------------------------------------------------------------
from information provided in the financial statements.              2005           2004         2003         2002          2001
==================================================================================================================================
Per Share Operating Performance
---------------------------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of year ...........  $    10.73     $     9.93   $     8.07   $     8.93    $    11.67
                                                                 -----------------------------------------------------------------
                 Investment loss--net* ........................        (.09)          (.09)        (.08)        (.06)         (.08)
                 Realized and unrealized gain (loss)--net .....        1.88            .89         1.94         (.80)        (2.66)
                                                                 -----------------------------------------------------------------
                 Total from investment operations .............        1.79            .80         1.86         (.86)        (2.74)
                                                                 -----------------------------------------------------------------
                 Less distributions:
                    Realized gain--net ........................        (.09)            --           --           --            --
                    In excess of realized gain--net ...........          --             --           --           --            --+
                    Return of capital--net ....................          --             --           --           --            --
                                                                 -----------------------------------------------------------------
                 Total distributions ..........................        (.09)            --           --           --            --+
                                                                 -----------------------------------------------------------------
                 Net asset value, end of year .................  $    12.43     $    10.73   $     9.93   $     8.07    $     8.93
                                                                 =================================================================
==================================================================================================================================
Total Investment Return**
---------------------------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share ...........       16.80%          8.06%       23.05%       (9.63%)      (23.47%)
                                                                 =================================================================
==================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement*** ............        1.94%          1.96%        2.01%        2.07%         2.07%
                                                                 =================================================================
                 Expenses*** ..................................        1.94%          1.96%        2.01%        2.07%         2.07%
                                                                 =================================================================
                 Investment loss--net .........................        (.73%)         (.86%)       (.97%)       (.66%)        (.81%)
                                                                 =================================================================
==================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .......  $  737,063     $  430,689   $  250,491   $  178,459    $   86,694
                                                                 =================================================================
                 Portfolio turnover of the Portfolios .........       93.95%        135.48%      138.73%      150.18%       162.28%
                                                                 =================================================================

*     Based on average shares outstanding.
**    Total investment returns exclude the effects of sales charges.
***   Includes the Fund's share of the Portfolio's allocated expenses.
+     Amount is less than $(.01) per share.

      See Notes to Financial Statements.


22      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

              Merrill Lynch Large Cap Growth Fund                                Merrill Lynch Large Cap Value Fund
--------------------------------------------------------------    ---------------------------------------------------------------
                For the Year Ended October 31,                                     For the Year Ended October 31,
--------------------------------------------------------------    ---------------------------------------------------------------
   2005         2004         2003         2002          2001          2005         2004         2003         2002          2001
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$     7.95   $     7.65   $     6.25   $     7.36    $    11.25    $    14.01   $    12.41   $     9.93   $    10.48    $    11.54
---------------------------------------------------------------------------------------------------------------------------------
      (.10)        (.12)        (.10)        (.12)         (.14)         (.10)        (.07)        (.05)        (.03)         (.04)
       .96          .42         1.50         (.99)        (3.75)         2.86         1.67         2.53         (.52)        (1.02)
---------------------------------------------------------------------------------------------------------------------------------
       .86          .30         1.40        (1.11)        (3.89)         2.76         1.60         2.48         (.55)        (1.06)
---------------------------------------------------------------------------------------------------------------------------------
        --           --           --           --            --          (.66)          --           --           --            --
        --           --           --           --            --+           --           --           --           --            --
        --           --           --           --            --            --           --           --           --            --+
---------------------------------------------------------------------------------------------------------------------------------
        --           --           --           --            --+         (.66)          --           --           --            --+
---------------------------------------------------------------------------------------------------------------------------------
$     8.81   $     7.95   $     7.65   $     6.25    $     7.36    $    16.11   $    14.01   $    12.41   $     9.93    $    10.48
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
     10.82%        3.92%       22.40%      (15.08%)      (34.56%)       20.31%       12.89%       24.97%       (5.25%)       (9.18%)
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
      2.11%        2.16%        2.27%        2.33%         2.17%         2.00%        2.03%        2.06%        2.05%         2.07%
==================================================================================================================================
      2.11%        2.16%        2.27%        2.35%         2.17%         2.00%        2.03%        2.06%        2.05%         2.07%
==================================================================================================================================
     (1.19%)      (1.48%)      (1.62%)      (1.67%)       (1.68%)        (.65%)       (.54%)       (.51%)       (.28%)        (.45%)
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$  125,150   $   94,969   $   68,337   $   52,872    $   39,167    $  409,937   $  219,806   $  129,456   $   95,895    $   77,901
==================================================================================================================================
    131.79%      164.94%      178.11%      177.46%       230.34%        94.95%      127.59%      157.04%      136.92%       168.54%
==================================================================================================================================


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      23

Financial Highlights (continued)                                         Class I

                                                                                 Merrill Lynch Large Cap Core Fund
                                                                 -----------------------------------------------------------------
                                                                                   For the Year Ended October 31,
The following per share data and ratios have been derived        -----------------------------------------------------------------
from information provided in the financial statements.              2005           2004         2003         2002          2001
==================================================================================================================================
Per Share Operating Performance
---------------------------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of year ...........  $    11.28     $    10.33   $     8.31   $     9.10    $    11.77
                                                                 -----------------------------------------------------------------
                 Investment income (loss)--net* ...............         .04            .02          .01          .03           .02
                 Realized and unrealized gain (loss)--net .....        1.97            .93         2.01         (.82)        (2.69)
                                                                 -----------------------------------------------------------------
                 Total from investment operations .............        2.01            .95         2.02         (.79)        (2.67)
                                                                 -----------------------------------------------------------------
                 Less distributions:
                    Realized gain--net ........................        (.09)            --           --           --            --
                    In excess of realized gain--net ...........          --             --           --           --           --+
                    Return of capital--net ....................          --             --           --           --            --
                                                                 -----------------------------------------------------------------
                 Total dividends and distributions ............        (.09)            --           --           --           --+
                                                                 -----------------------------------------------------------------
                 Net asset value, end of year .................  $    13.20     $    11.28   $    10.33   $     8.31    $     9.10
                                                                 =================================================================
==================================================================================================================================
Total Investment Return**
---------------------------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share ...........       17.94%          9.20%       24.31%       (8.68%)      (22.65%)
                                                                 =================================================================
==================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement*** ............         .91%           .93%         .98%        1.04%         1.05%
                                                                 =================================================================
                 Expenses*** ..................................         .91%           .93%         .98%        1.04%         1.05%
                                                                 =================================================================
                 Investment income (loss)--net ................         .31%           .17%         .06%         .33%          .21%
                                                                 =================================================================
==================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .......  $  601,378     $  415,647   $  307,277   $  214,953        76,674
                                                                 =================================================================
                 Portfolio turnover of the Portfolios .........       93.95%        135.48%      138.73%      150.18%       162.28%
                                                                 =================================================================

*     Based on average shares outstanding.
**    Total investment returns exclude the effects of sales charges.
***   Includes the Fund's share of the Portfolio's allocated expenses.
+     Amount is less than $(.01) per share.

      See Notes to Financial Statements.


24      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

              Merrill Lynch Large Cap Growth Fund                               Merrill Lynch Large Cap Value Fund
--------------------------------------------------------------    ---------------------------------------------------------------
                For the Year Ended October 31,                                     For the Year Ended October 31,
--------------------------------------------------------------    ---------------------------------------------------------------
   2005         2004         2003         2002          2001          2005         2004         2003         2002          2001
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$     8.36   $     7.97   $     6.44   $     7.50    $    11.35    $    14.71   $    12.89   $    10.21   $    10.67    $    11.64
---------------------------------------------------------------------------------------------------------------------------------
      (.02)        (.04)        (.04)        (.05)         (.06)          .06          .07          .06          .05           .07
      1.02          .43         1.57        (1.01)        (3.78)         3.01         1.75         2.62         (.51)        (1.03)
---------------------------------------------------------------------------------------------------------------------------------
      1.00          .39         1.53        (1.06)        (3.84)         3.07         1.82         2.68         (.46)         (.96)
---------------------------------------------------------------------------------------------------------------------------------
        --           --           --           --            --          (.66)          --           --           --            --
        --           --           --           --          (.01)           --           --           --           --            --
        --           --           --           --            --            --           --           --           --          (.01)
---------------------------------------------------------------------------------------------------------------------------------
        --           --           --           --          (.01)         (.66)          --           --           --          (.01)
---------------------------------------------------------------------------------------------------------------------------------
$     9.36   $     8.36   $     7.97   $     6.44    $     7.50    $    17.12   $    14.71   $    12.89   $    10.21    $    10.67
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
     11.96%        4.89%       23.76%      (14.13%)      (33.89%)       21.49%       14.12%       26.25%       (4.31%)       (8.21%)
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
      1.08%        1.13%        1.22%        1.29%         1.14%          .98%        1.01%        1.03%        1.03%         1.04%
==================================================================================================================================
      1.08%        1.13%        1.22%        1.31%         1.14%          .98%        1.01%        1.03%        1.03%         1.04%
==================================================================================================================================
      (.20%)       (.45%)       (.57%)       (.63%)        (.65%)         .35%         .49%         .51%         .76%          .60%
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$  128,667   $   79,869   $   53,163   $   31,989    $   23,112    $  446,172   $  194,625   $   92,736   $   66,754    $   42,641
==================================================================================================================================
    131.79%      164.94%      178.11%      177.46%       230.34%        94.95%      127.59%      157.04%      136.92%       168.54%
==================================================================================================================================


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      25

Financial Highlights (concluded)                                         Class R

                                                                        Merrill Lynch Large Cap Core Fund
                                                               ---------------------------------------------------
                                                                                                    For the Period
                                                                      For the Year Ended              January 3,
                                                                          October 31,                  2003+ to
The following per share data and ratios have been derived      --------------------------------       October 31,
from information provided in the financial statements.             2005               2004               2003
==================================================================================================================
Per Share Operating Performance
-----------------------------------------------------------------------------------------------------------------
                 Net asset value, beginning of period .....    $       10.89      $       10.02      $        8.12
                                                               ---------------------------------------------------
                 Investment income (loss)--net*** .........             (.03)              (.03)              (.05)
                 Realized and unrealized gain--net ........             1.91                .90               1.95
                                                               ---------------------------------------------------
                 Total from investment operations .........             1.88                .87               1.90
                                                               ---------------------------------------------------
                 Less distributions from realized gain--net             (.09)                --                 --
                                                               ---------------------------------------------------
                 Net asset value, end of period ...........    $       12.68      $       10.89      $       10.02
==================================================================================================================
Total Investment Return**
-----------------------------------------------------------------------------------------------------------------
                 Based on net asset value per share .......            17.39%              8.68%             23.40%@
                                                               ===================================================
==================================================================================================================
Ratios to Average Net Assets
-----------------------------------------------------------------------------------------------------------------
                 Expenses, net of reimbursement++ .........             1.42%              1.43%              1.48%*
                                                               ===================================================
                 Expenses++ ...............................             1.42%              1.43%              1.48%*
                                                               ===================================================
                 Investment income (loss)--net ............             (.28%)             (.32%)             (.44%)*
                                                               ===================================================
==================================================================================================================
Supplemental Data
-----------------------------------------------------------------------------------------------------------------
                 Net assets, end of period (in thousands) .    $      46,379      $      15,160      $         119
                                                               ===================================================
                 Portfolio turnover of the Portfolios .....            93.95%            135.48%            138.73%
                                                               ===================================================

*     Annualized.
**    Total investment returns exclude the effects of sales charges.
***   Based on average shares outstanding.
+     Commencement of operations.
++    Includes the Fund's share of the Portfolio's allocated expenses.
@     Aggregate total investment return.
@@    Amount is less than ($.01) per share.

      See Notes to Financial Statements.


26      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

       Merrill Lynch Large Cap Growth Fund                 Merrill Lynch Large Cap Value Fund
------------------------------------------------   -------------------------------------------------
                                   For the Period                                      For the Period
      For the Year Ended             January 3,           For the Year Ended             January 3,
          October 31,                 2003+ to                October 31,                 2003+ to
------------------------------      October 31,    -------------------------------      October 31,
    2005              2004              2003            2005              2004              2003
=====================================================================================================

$        8.08     $        7.74     $        6.16   $       14.23     $       12.54     $       10.12
----------------------------------------------------------------------------------------------------
         (.07)             (.06)             (.05)           (.03)               --@@             .01
          .99               .40              1.63            2.92              1.69              2.41
----------------------------------------------------------------------------------------------------
          .92               .34              1.58            2.89              1.69              2.42
----------------------------------------------------------------------------------------------------
           --                --                --            (.66)               --                --
----------------------------------------------------------------------------------------------------
$        9.00     $        8.08     $        7.74   $       16.46     $       14.23     $       12.54
=====================================================================================================
=====================================================================================================

----------------------------------------------------------------------------------------------------
        11.39%             4.39%            25.65%@         20.93%            13.48%            23.91%@
=====================================================================================================
=====================================================================================================

----------------------------------------------------------------------------------------------------
         1.58%             1.61%             1.72%*          1.48%             1.53%             1.53%*
=====================================================================================================
         1.58%             1.61%             1.72%*          1.48%             1.53%             1.53%*
=====================================================================================================
         (.75%)            (.95%)            (.94%)*         (.19%)            (.03%)             .01%*
=====================================================================================================
=====================================================================================================

----------------------------------------------------------------------------------------------------
$      26,566     $      11,304     $         290   $      45,894     $      11,362     $          12
=====================================================================================================
       131.79%           164.94%           178.11%          94.95%           127.59%           157.04%
=====================================================================================================

        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      27

Notes to Financial Statements   Merrill Lynch Large Cap Series Funds, Inc.

1. Significant Accounting Policies:

Merrill Lynch Large Cap Core Fund, Merrill Lynch Large Cap Growth Fund and Merrill Lynch Large Cap Value Fund constituting Merrill Lynch Large Cap Series Funds, Inc. (the "Funds" or individually as the "Fund") are registered under the Investment Company Act of 1940, as amended, as diversified, open-end investment companies. The Funds seek to achieve their investment objective by investing all of their assets in the Master Large Cap Core Portfolio, Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio (the "Portfolios" or individually as the "Portfolio"), respectively, constituting Master Large Cap Series Trust, which have the same investment objective and strategies as the corresponding Funds. The value of the Funds' investment in the Portfolios reflect the Funds' proportionate interest in the net assets of the Portfolios. The performance of the Funds is directly affected by the performance of the Portfolios. The financial statements of the Portfolios, including the Schedules of Investments, are included elsewhere in this report and should be read in conjunction with the Funds' financial statements. The Funds' financial statements are prepared in conformity with U.S. generally accepted accounting principles, which may require the use of management accruals and estimates. Actual results may differ from these estimates. On October 31, 2005, the percentage of Master Large Cap Core Portfolio owned by Merrill Lynch Large Cap Core Fund was 92.4%, and the percentage of Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio owned by Merrill Lynch Large Cap Growth Fund and Merrill Lynch Large Cap Value Fund, respectively, was 100%. The Funds offer multiple classes of shares. Shares of Class A and Class I are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. Class R Shares are sold only to certain retirement plans. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B, Class C and Class R Shares bear certain expenses related to the account maintenance of such shares, and Class B, Class C and Class R Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B shareholders may vote on certain changes to Class A distribution plan). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Funds.

(a) Valuation of investments -- Each Fund records its investment in the Portfolio at fair value. Valuation of securities held by the Portfolio is discussed in Note 1(a) of the Portfolios' Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment income and expenses -- Each Fund records daily its proportionate share of the Portfolio's income, expenses and realized and unrealized gains and losses. In addition, each Fund accrues its own expenses.

(c) Income taxes -- It is each Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required. Under the applicable foreign tax law, withholding taxes may be imposed on interest, dividends and capital gains at various rates.

(d) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

(e) Dividends and distributions -- Dividends and distributions paid by each Fund are recorded on the ex-dividend dates.

(f) Investment transactions -- Investment transactions in each Portfolio are accounted for on a trade date basis.

(g) Reclassifications --

Merrill Lynch Large Cap Core Fund

U.S. generally accepted accounting principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, during the current year, $5,488,189 has been reclassified between undistributed net realized capital gains and accumulated net investment loss, and $492,254 has been reclassified between paid-in capital in excess of par and undistributed net realized capital gains as a result of permanent differences attributable to net operating losses and other permanent differences. These reclassifications have no effect on net assets or net asset values per share.

Merrill Lynch Large Cap Growth Fund

U.S. generally accepted accounting principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, during the current year, $3,266,027 has been reclassified between paid-in capital in excess of par and accumulated net investment loss as a result of a permanent difference attributable to net operating losses. This reclassification has no effect on net assets or net asset values per share.


28      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

                                      Merrill Lynch Large Cap Series Funds, Inc.

Merrill Lynch Large Cap Value Fund

U.S. generally accepted accounting principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, during the current year, $2,354,785 has been reclassified between undistributed net realized capital gains and accumulated net investment loss as a result of a permanent difference attributable to net operating loss. This reclassification has no effect on net assets or net asset values per share.

2. Transactions with Affiliates:

Each Fund has entered into an Administration Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. Each Fund pays a monthly fee at an annual rate of .25% of the Fund's average daily net assets for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund.

Each Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

Pursuant to the Distribution Plans adopted by the Funds in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

-------------------------------------------------------------------------------
                                                    Account         Distribution
                                                Maintenance Fee         Fee
-------------------------------------------------------------------------------
Class A ................................             .25%               --
Class B ................................             .25%              .75%
Class C ................................             .25%              .75%
Class R ................................             .25%              .25%
-------------------------------------------------------------------------------

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate of FAM, also provides account maintenance and distribution services to the Funds. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class A, Class B, Class C and Class R shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B, Class C and Class R shareholders.

For the year ended October 31, 2005, FAMD earned underwriting discounts and MLPF&S earned dealer concessions on sales of the Funds' Class A and Class I Shares as follows:

-------------------------------------------------------------------------------
                                                        FAMD            MLPF&S
-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
  Class A ....................................       $   97,733       $1,243,371
  Class I ....................................       $    2,392       $   41,878
-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
  Class A ....................................       $    7,233       $   99,665
  Class I ....................................       $    5,310       $    2,545
-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
  Class A ....................................       $   32,572       $  423,030
  Class I ....................................       $    5,388       $    4,463
-------------------------------------------------------------------------------

For the year ended October 31, 2005, MLPF&S received contingent deferred sales charges relating to transactions in Class B and Class C Shares as follows:

-------------------------------------------------------------------------------
                                                         Class B         Class C
-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund ..............        $356,271        $ 98,243
Merrill Lynch Large Cap Growth Fund ............        $ 83,289        $ 14,384
Merrill Lynch Large Cap Value Fund .............        $195,016        $ 32,683
-------------------------------------------------------------------------------

Furthermore, MLPF&S received contingent deferred sales charges relating to transactions subject to front-end sales charge waivers as follows:

-------------------------------------------------------------------------------
                                                         Class A         Class I
-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund ................      $  1,362             --
Merrill Lynch Large Cap Growth Fund ..............      $  2,075        $   937
Merrill Lynch Large Cap Value Fund ...............      $  2,075        $   200
-------------------------------------------------------------------------------

Financial Data Services, Inc. ("FDS"), an indirect, wholly-owned subsidiary of ML & Co., is the Funds' transfer agent.

Certain officers and/or directors of the Funds are officers and/or directors of FAM, FAMD, PSI, FDS, and/or ML & Co.

3. Capital Share Transactions:

Merrill Lynch Large Cap Core Fund

Net increase in net assets derived from capital share transactions was $496,660,002 and $309,948,089 for the years ended October 31, 2005 and October 31, 2004, respectively.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      29

                                      Merrill Lynch Large Cap Series Funds, Inc.

Transactions in capital shares for each class were as follows:

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................         21,630,751       $ 269,694,087
Automatic conversion of shares .........          1,329,966          16,528,220
Shares issued resulting from
   reinvestment of distributions .......            276,770           3,252,048
                                              ---------------------------------
Total issued ...........................         23,237,487         289,474,355
Shares redeemed ........................        (10,104,529)       (126,772,449)
                                              ---------------------------------
Net increase ...........................         13,132,958       $ 162,701,906
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................         12,310,095       $ 132,734,982
Automatic conversion of shares .........            699,006           7,570,079
                                              ---------------------------------
Total issued ...........................         13,009,101         140,305,061
Shares redeemed ........................         (6,415,802)        (69,616,834)
                                              ---------------------------------
Net increase ...........................          6,593,299       $  70,688,227
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          7,261,231       $  86,386,499
Shares issued resulting from
   reinvestment of distributions .......            272,886           3,083,617
                                              ---------------------------------
Total issued ...........................          7,534,117          89,470,116
                                              ---------------------------------
Automatic conversion of shares .........         (1,386,617)        (16,528,220)
Shares redeemed ........................         (8,651,655)       (102,765,876)
                                              ---------------------------------
Total redeemed .........................        (10,038,272)       (119,294,096)
                                              ---------------------------------
Net decrease ...........................         (2,504,155)      $ (29,823,980)
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          7,493,427       $  78,234,793
                                              ---------------------------------
Automatic conversion of shares .........           (723,121)         (7,570,079)
Shares redeemed ........................         (7,616,831)        (79,533,441)
                                              ---------------------------------
Total redeemed .........................         (8,339,952)        (87,103,520)
                                              ---------------------------------
Net decrease ...........................           (846,525)      $  (8,868,727)
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................         26,855,950       $ 320,056,553
Shares issued resulting from
   reinvestment of distributions .......            316,872           3,580,652
                                              ---------------------------------
Total issued ...........................         27,172,822         323,637,205
Shares redeemed ........................         (8,010,043)        (95,860,544)
                                              ---------------------------------
Net increase ...........................         19,162,779       $ 227,776,661
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................         20,161,028       $ 210,375,936
Shares redeemed ........................         (5,267,640)        (54,888,794)
                                              ---------------------------------
Net increase ...........................         14,893,388       $ 155,487,142
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................         16,652,465       $ 209,256,024
Shares issued resulting from
   reinvestment of distributions .......            241,544           2,871,965
                                              ---------------------------------
Total issued ...........................         16,894,009         212,127,989
Shares redeemed ........................         (8,200,059)       (103,663,058)
                                              ---------------------------------
Net increase ...........................          8,693,950       $ 108,464,931
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................         13,601,810       $ 149,026,978
Shares redeemed ........................         (6,508,083)        (70,950,427)
                                              ---------------------------------
Net increase ...........................          7,093,727       $  78,076,551
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          3,599,772       $  43,887,267
Shares issued resulting from
   reinvestment of distributions .......             13,432             154,059
                                              ---------------------------------
Total issued ...........................          3,613,204          44,041,326
Shares redeemed ........................         (1,348,354)        (16,500,842)
                                              ---------------------------------
Net increase ...........................          2,264,850       $  27,540,484
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund
-------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          1,940,287       $  20,567,859
Shares redeemed ........................           (560,490)         (6,002,963)
                                              ---------------------------------
Net increase ...........................          1,379,797       $  14,564,896
                                              =================================

Merrill Lynch Large Cap Growth Fund

Net increase in net assets derived from capital share transactions was $102,839,683 and $83,194,823 for the years ended October 31, 2005 and October 31, 2004, respectively.


30      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

                                      Merrill Lynch Large Cap Series Funds, Inc.

Transactions in capital shares for each class were as follows:

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          6,552,650       $  58,552,118
Automatic conversion of shares .........            479,396           4,340,086
                                              ---------------------------------
Total issued ...........................          7,032,046          62,892,204
Shares redeemed ........................         (2,602,492)        (23,247,423)
                                              ---------------------------------
Net increase ...........................          4,429,554       $  39,644,781
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          5,354,688       $  43,501,833
Automatic conversion of shares .........            707,045           5,697,532
                                              ---------------------------------
Total issued ...........................          6,061,733          49,199,365
Shares redeemed ........................         (1,722,354)        (13,822,082)
                                              ---------------------------------
Net increase ...........................          4,339,379       $  35,377,283
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          3,379,386       $  29,012,975
                                              ---------------------------------
Automatic conversion of shares .........           (499,699)         (4,340,086)
Shares redeemed ........................         (3,768,945)        (32,206,346)
                                              ---------------------------------
Total redeemed .........................         (4,268,644)        (36,546,432)
                                              ---------------------------------
Net decrease ...........................           (889,258)      $  (7,533,457)
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          2,656,595       $  20,970,689
                                              ---------------------------------
Automatic conversion of shares .........           (733,375)         (5,697,532)
Shares redeemed ........................         (3,330,795)        (26,194,971)
                                              ---------------------------------
Total redeemed .........................         (4,064,170)        (31,892,503)
                                              ---------------------------------
Net decrease ...........................         (1,407,575)      $ (10,921,814)
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          5,368,655       $  45,981,773
Shares redeemed ........................         (3,102,840)        (26,622,404)
                                              ---------------------------------
Net increase ...........................          2,265,815       $  19,359,369
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          5,420,898       $  42,638,163
Shares redeemed ........................         (2,404,956)        (18,800,286)
                                              ---------------------------------
Net increase ...........................          3,015,942       $  23,837,877
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          7,718,763       $  69,629,558
Shares redeemed ........................         (3,522,654)        (31,902,918)
                                              ---------------------------------
Net increase ...........................          4,196,109       $  37,726,640
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          5,628,370       $  46,581,467
Shares redeemed ........................         (2,749,862)        (22,603,407)
                                              ---------------------------------
Net increase ...........................          2,878,508       $  23,978,060
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          2,649,241       $  23,240,567
Shares redeemed ........................         (1,096,413)         (9,598,217)
                                              ---------------------------------
Net increase ...........................          1,552,828       $  13,642,350
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund
-------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          1,768,404       $  14,093,471
Shares redeemed ........................           (407,775)         (3,170,054)
                                              ---------------------------------
Net increase ...........................          1,360,629       $  10,923,417
                                              =================================

Merrill Lynch Large Cap Value

Net increase in net assets derived from capital share transactions was $576,505,050 and $220,472,373 for the years ended October 31, 2005 and October 31, 2004, respectively.

Transactions in capital shares for each class were as follows:

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................         14,908,526       $ 240,034,025
Automatic conversion of shares .........            939,374          14,950,013
Shares issued resulting from
   reinvestment of distributions .......            493,981           7,315,852
                                              ---------------------------------
Total issued ...........................         16,341,881         262,299,890
Shares redeemed ........................         (5,469,730)        (88,547,806)
                                              ---------------------------------
Net increase ...........................         10,872,151       $ 173,752,084
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          6,851,969       $  96,047,859
Automatic conversion of shares .........            617,127           8,580,936
                                              ---------------------------------
Total issued ...........................          7,469,096         104,628,795
Shares redeemed ........................         (3,406,539)        (46,365,233)
                                              ---------------------------------
Net increase ...........................          4,062,557       $  58,263,562
                                              =================================


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      31

                                      Merrill Lynch Large Cap Series Funds, Inc.

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          4,746,786       $  72,547,018
Shares issued resulting from
   reinvestment of distributions .......            645,906           9,204,154
                                              ---------------------------------
Total issued ...........................          5,392,692          81,751,172
                                              ---------------------------------
Automatic conversion of shares .........           (978,449)        (14,950,013)
Shares redeemed ........................         (4,040,521)        (61,542,283)
                                              ---------------------------------
Total redeemed .........................         (5,018,970)        (76,492,296)
                                              ---------------------------------
Net increase ...........................            373,722       $   5,258,876
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          3,414,404       $  46,104,000
                                              ---------------------------------
Automatic conversion of shares .........           (637,251)         (8,580,936)
Shares redeemed ........................         (3,226,808)        (43,435,015)
                                              ---------------------------------
Total redeemed .........................         (3,864,059)        (52,015,951)
                                              ---------------------------------
Net decrease ...........................           (449,655)      $  (5,911,951)
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................         12,540,291       $ 192,758,758
Shares issued resulting from
   reinvestment of distributions .......            699,915           9,966,785
                                              ---------------------------------
Total issued ...........................         13,240,206         202,725,543
Shares redeemed ........................         (3,482,254)        (53,395,043)
                                              ---------------------------------
Net increase ...........................          9,757,952       $ 149,330,500
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          7,243,397       $  98,014,167
Shares redeemed ........................         (1,990,871)        (26,850,346)
                                              ---------------------------------
Net increase ...........................          5,252,526       $  71,163,821
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Total sold .............................         17,058,691       $ 286,306,800
Shares issued resulting from
   reinvestment of distributions .......            549,731           8,245,964
                                              ---------------------------------
Total issued ...........................         17,608,422         294,552,764
Shares redeemed ........................         (4,781,111)        (77,304,760)
                                              ---------------------------------
Net increase ...........................         12,827,311       $ 217,248,004
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Total sold .............................          8,635,426       $ 122,477,143
Shares redeemed ........................         (2,595,641)        (36,662,508)
                                              ---------------------------------
Net increase ...........................          6,039,785       $  85,814,635
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended October 31, 2005                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................          2,583,162       $  40,275,219
Shares issued resulting from
   reinvestment of distributions .......             48,890             707,934
                                              ---------------------------------
Total issued ...........................          2,632,052          40,983,153
Shares redeemed ........................           (641,770)        (10,067,567)
                                              ---------------------------------
Net increase ...........................          1,990,282       $  30,915,586
                                              =================================

-------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund
-------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended October 31, 2004                           Shares               Amount
-------------------------------------------------------------------------------
Shares sold ............................            949,150       $  13,228,217
Shares redeemed ........................           (151,527)         (2,085,911)
                                              ---------------------------------
Net increase ...........................            797,623       $  11,142,306
                                              =================================

4. Distributions to Shareholders:

Merrill Lynch Large Cap Core Fund

The tax character of distributions paid during the fiscal years ended October 31, 2005 and October 31, 2004 was as follows:

-------------------------------------------------------------------------------
                                                         10/31/2005   10/31/2004
-------------------------------------------------------------------------------
Distributions paid from:
  Net long-term capital gains .................          $14,577,064          --
                                                         -----------------------
Total taxable distributions ...................          $14,577,064          --
                                                         =======================

As of October 31, 2005, the components of accumulated earnings on a tax basis were as follows:

----------------------------------------------------------------------------
Undistributed ordinary income -- net ...................        $  31,667,861
Undistributed long-term capital gains -- net ...........          114,529,208
                                                                -------------
Total undistributed earnings -- net ....................          146,197,069
Capital loss carryforward ..............................          (68,267,289)*
Unrealized gains -- net ................................          318,836,142**
                                                                -------------
Total accumulated earnings -- net ......................        $ 396,765,922
                                                                =============

* On October 31, 2005, the Fund had a net capital loss carryforward of $68,267,289, of which $43,009,464 expires in 2008, $14,159,796 expires in
      2009 and $11,098,029 expires in 2010. This amount will be available to offset like amounts of any future taxable gains.
** The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales and a limitation on the utilization of capital loss carryforwards for tax purposes.


32      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Notes to Financial Statements (concluded)
                                      Merrill Lynch Large Cap Series Funds, Inc.

Merrill Lynch Large Cap Growth Fund

As of October 31, 2005, the components of accumulated losses on a tax basis were as follows:

----------------------------------------------------------------------------
Undistributed ordinary income--net ......................        $         --
Undistributed long-term capital gains--net ..............                  --
                                                                 ------------
Total undistributed earnings--net .......................                  --
Capital loss carryforward ...............................         (55,312,594)*
Unrealized gains--net ...................................          44,278,720**
                                                                 ------------
Total accumulated losses--net ...........................        $(11,033,874)
                                                                 ============

* On October 31, 2005, the Fund had a net capital loss carryforward of $55,312,594, of which $5,224,996 expires in 2007, $2,705,691 expires in
      2008, $6,931,833 expires in 2009 and $40,450,074 expires in 2010. This amount will be available to offset like amounts of any future taxable gains.
** The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales.

Merrill Lynch Large Cap Value Fund

The tax character of distributions paid during the fiscal years ended October 31, 2005 and October 31, 2004 was as follows:

-------------------------------------------------------------------------------
                                                    10/31/2005        10/31/2004
-------------------------------------------------------------------------------
Distributions paid from:
  Net long-term capital gains .............        $38,689,437        $       --
                                                   -----------------------------
Total taxable distributions ...............        $38,689,437        $       --
                                                   =============================

As of October 31, 2005, the components of accumulated earnings on a tax basis were as follows:

----------------------------------------------------------------------------
Undistributed ordinary income--net .....................        $  26,422,162
Undistributed long-term capital gains--net .............           48,314,141
                                                                -------------
Total undistributed earnings--net ......................           74,736,303
Capital loss carryforward ..............................             (191,235)*
Unrealized gains--net ..................................          199,447,924**
                                                                -------------
Total accumulated earnings--net ........................        $ 273,992,992
                                                                =============

* On October 31, 2005, the Fund had a net capital loss carryforward of $191,235, all of which expires in 2010. This amount, subject to limitation, will be available to offset like amounts of any future taxable gains.
** The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales and a limitation on the utilization of capital loss carryforwards for tax purposes.

Report of Independent Registered Public Accounting Firm
                                      Merrill Lynch Large Cap Series Funds, Inc.

To the Shareholders and Board of Directors of Merrill Lynch Large Cap Series Funds, Inc.:

We have audited the accompanying statements of assets and liabilities of Merrill Lynch Large Cap Series Funds, Inc. (the "Fund"), comprising Merrill Lynch Large Cap Core Fund, Merrill Lynch Large Cap Growth Fund and Merrill Lynch Large Cap Value Fund, as of October 31, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the funds constituting Merrill Lynch Large Cap Series Funds, Inc. as of October 31, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
December 19, 2005


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      33

Portfolio Information as of October 31, 2005       Master Large Cap Series Trust

Sector Representation

                                                                      Percent of
Master Large Cap Core Portfolio                                Total Investments
-------------------------------------------------------------------------------
Information Technology .........................................           24.2%
Energy .........................................................           18.2
Health Care ....................................................           17.8
Financials .....................................................           10.8
Consumer Discretionary .........................................           10.6
Industrials ....................................................            5.7
Materials ......................................................            2.9
Consumer Staples ...............................................            2.8
Utilities ......................................................            2.0
Other* .........................................................            5.0
-------------------------------------------------------------------------------

                                                                      Percent of
Master Large Cap Growth Portfolio                              Total Investments
-------------------------------------------------------------------------------
Information Technology .........................................           33.8%
Health Care ....................................................           20.7
Consumer Discretionary .........................................           14.8
Industrials ....................................................            9.2
Energy .........................................................            4.8
Financials .....................................................            3.8
Consumer Staples ...............................................            3.6
Materials ......................................................            2.5
Other* .........................................................            6.8
-------------------------------------------------------------------------------

                                                                      Percent of
Master Large Cap Value Portfolio                               Total Investments
-------------------------------------------------------------------------------
Financials .....................................................           25.0%
Energy .........................................................           23.0
Information Technology .........................................           13.8
Consumer Discretionary .........................................           10.2
Health Care ....................................................           10.0
Industrials ....................................................            3.5
Materials ......................................................            3.2
Consumer Staples ...............................................            2.7
Utilities ......................................................            2.6
Other* .........................................................            6.0
-------------------------------------------------------------------------------

Five Largest Industries

                                                                      Percent of
Master Large Cap Core Portfolio                                       Net Assets
-------------------------------------------------------------------------------
Oil, Gas & Consumable Fuels ....................................           18.6%
Health Care Providers & Services ...............................           10.9
Software .......................................................            9.0
Insurance ......................................................            8.4
Semiconductors & Semiconductor Equipment .......................            6.4
-------------------------------------------------------------------------------

                                                                      Percent of
Master Large Cap Growth Portfolio                                     Net Assets
-------------------------------------------------------------------------------
Software .......................................................           12.8%
Health Care Providers & Services ...............................           11.5
Semiconductors & Semiconductor Equipment .......................           10.4
Specialty Retail ...............................................            6.8
Computers & Peripherals ........................................            5.9
-------------------------------------------------------------------------------

                                                                      Percent of
Master Large Cap Value Portfolio                                      Net Assets
-------------------------------------------------------------------------------
Oil, Gas & Consumable Fuels ....................................           24.4%
Insurance ......................................................           15.1
Health Care Providers & Services ...............................            7.2
Software .......................................................            6.1
Computers & Peripherals ........................................            4.0
-------------------------------------------------------------------------------
*     Includes portfolio holdings in short-term investments.

      For Portfolio compliance purposes, sector and industries classifications refer to any one or more of the sector and industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Portfolio management. This definition may not apply for purposes of this report, which may combine sector and industry sub-classifications for reporting ease.


34      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Ten Largest Equity Holdings

                                                                      Percent of
Master Large Cap Core Portfolio                                       Net Assets
-------------------------------------------------------------------------------
Exxon Mobil Corp. ..............................................            3.8%
General Electric Co. ...........................................            2.0
ConocoPhillips .................................................            1.8
Hewlett-Packard Co. ............................................            1.7
Pfizer, Inc. ...................................................            1.7
UnitedHealth Group, Inc. .......................................            1.6
Intel Corp. ....................................................            1.6
Motorola, Inc. .................................................            1.4
Texas Instruments, Inc. ........................................            1.4
Dell, Inc. .....................................................            1.3
-------------------------------------------------------------------------------

                                                                      Percent of
Master Large Cap Growth Portfolio                                     Net Assets
-------------------------------------------------------------------------------
Intel Corp. ....................................................            3.3%
Amgen, Inc. ....................................................            2.5
General Electric Co. ...........................................            2.5
UnitedHealth Group, Inc. .......................................            2.2
Dell, Inc. .....................................................            2.2
Microsoft Corp. ................................................            1.9
Motorola, Inc. .................................................            1.8
Texas Instruments, Inc. ........................................            1.8
Apple Computer, Inc. ...........................................            1.8
Aetna, Inc. New Shares .........................................            1.4
-------------------------------------------------------------------------------

                                                                      Percent of
Master Large Cap Value Portfolio                                      Net Assets
-------------------------------------------------------------------------------
Exxon Mobil Corp. ..............................................            6.8%
ConocoPhillips .................................................            2.6
Hewlett-Packard Co. ............................................            2.4
Citigroup, Inc. ................................................            2.0
Goldman Sachs Group, Inc. ......................................            1.8
Lehman Brothers Holdings, Inc. .................................            1.6
Occidental Petroleum Corp. .....................................            1.6
Valero Energy Corp. ............................................            1.6
Prudential Financial, Inc. .....................................            1.6
The St. Paul Travelers Cos., Inc. ..............................            1.6
-------------------------------------------------------------------------------


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      35

Schedule of Investments                          Master Large Cap Core Portfolio

                                                        Shares
Sector      Industry       Common Stocks                  Held           Value
===================================================================================
Consumer Discretionary--11.2%
            Auto Components--1.0%
            The Goodyear Tire & Rubber Co. (c)(d)    1,610,000       $   25,180,400
            -----------------------------------------------------------------------
            Hotels, Restaurants &
            Leisure--1.1%
            Darden Restaurants, Inc.                   880,000           28,529,600
            -----------------------------------------------------------------------
            Household Durables--1.7%
            NVR, Inc. (c)                               30,000           20,565,000
            Ryland Group, Inc.                         380,000           25,574,000
                                                                     --------------
                                                                         46,139,000
            -----------------------------------------------------------------------
            Multiline Retail--2.2%
            JC Penney Co., Inc.                        580,000           29,696,000
            Nordstrom, Inc.                            870,000           30,145,500
                                                                     --------------
                                                                         59,841,500
            -----------------------------------------------------------------------
            Specialty Retail--5.2%
            Advance Auto Parts (c)                     450,000           16,875,000
            American Eagle Outfitters                1,090,000           25,669,500
            AutoNation, Inc. (c)                       420,000            8,349,600
            Best Buy Co., Inc.                         370,000           16,376,200
            Circuit City Stores, Inc.                1,230,000           21,881,700
            Office Depot, Inc. (c)                     780,000           21,473,400
            Staples, Inc.                            1,190,000           27,048,700
                                                                     --------------
                                                                        137,674,100
            -----------------------------------------------------------------------
            Total Consumer Discretionary                                297,364,600
===================================================================================
Consumer Staples--2.9%
            Food & Staples Retailing--1.0%
            The Kroger Co. (c)                       1,380,000           27,462,000
            -----------------------------------------------------------------------
            Food Products--0.8%
            Archer-Daniels-Midland Co.                 690,000           16,815,300
            Pilgrim's Pride Corp.                      190,000            5,981,200
                                                                     --------------
                                                                         22,796,500
            -----------------------------------------------------------------------
            Household Products--0.8%
            Energizer Holdings, Inc. (c)                90,000            4,544,100
            Procter & Gamble Co.                       280,000           15,677,200
                                                                     --------------
                                                                         20,221,300
            -----------------------------------------------------------------------
            Tobacco--0.3%
            Altria Group, Inc.                         100,000            7,505,000
            -----------------------------------------------------------------------
            Total Consumer Staples                                       77,984,800
===================================================================================
Energy--19.1%
            Energy Equipment &
            Services--0.5%
            Cooper Cameron Corp. (c)                   180,000           13,271,400
            -----------------------------------------------------------------------
            Oil, Gas & Consumable
              Fuels--18.6%
            Amerada Hess Corp. (d)                     220,000           27,522,000
            Anadarko Petroleum Corp.                   350,000           31,748,500
            Apache Corp.                               260,000           16,595,800
            Burlington Resources, Inc.                 480,000           34,665,600
            Chevron Corp.                               80,000            4,565,600
            ConocoPhillips                             740,000           48,381,200
            Devon Energy Corp.                         550,000           33,209,000
            Exxon Mobil Corp.                        1,820,000          102,174,800
            Forest Oil Corp. (c)                       540,000           23,587,200
            Kerr-McGee Corp.                           340,000           28,913,600
            Marathon Oil Corp.                         530,000           31,884,800
            Newfield Exploration Co. (c)               100,000            4,533,000
            Occidental Petroleum Corp. (d)             450,000           35,496,000
            Sunoco, Inc.                               400,000           29,800,000
            Tesoro Corp.                               150,000            9,172,500
            Valero Energy Corp.                        320,000           33,676,800
                                                                     --------------
                                                                        495,926,400
            -----------------------------------------------------------------------
            Total Energy                                                509,197,800
===================================================================================
Financials--11.3%
            Capital Markets--1.5%
            Goldman Sachs Group, Inc.                   50,000            6,318,500
            Lehman Brothers Holdings, Inc.             280,000           33,507,600
                                                                     --------------
                                                                         39,826,100
            -----------------------------------------------------------------------
            Commercial Banks--0.4%
            Bank of America Corp.                      270,000           11,809,800
            -----------------------------------------------------------------------
            Diversified Financial
              Services--1.0%
            Citigroup, Inc.                            560,000           25,636,800
            -----------------------------------------------------------------------
            Insurance--8.4%
            AON Corp.                                  760,000           25,726,000
            The Allstate Corp.                         490,000           25,867,100
            American International Group, Inc.          90,000            5,832,000
            Metlife, Inc.                              650,000           32,116,500
            The Progressive Corp. (d)                   90,000           10,422,900
            Prudential Financial, Inc.                 470,000           34,211,300
            Safeco Corp.                               410,000           22,837,000
            The St. Paul Travelers Cos., Inc. (d)      740,000           33,322,200
            UnumProvident Corp.                      1,240,000           25,159,600
            W.R. Berkley Corp.                         225,000            9,832,500
                                                                     --------------
                                                                        225,327,100
            -----------------------------------------------------------------------
            Total Financials                                            302,599,800
===================================================================================
Health Care--18.7%
            Biotechnology--2.2%
            Amgen, Inc. (c)                            330,000           25,000,800
            Invitrogen Corp. (c)                       310,000           19,712,900
            Techne Corp. (c)                           260,000           14,097,200
                                                                     --------------
                                                                         58,810,900
            -----------------------------------------------------------------------
            Health Care Equipment &
            Supplies--0.8%
            Becton Dickinson & Co.                     430,000           21,822,500
            -----------------------------------------------------------------------
            Health Care Providers &
              Services--10.9%
            Aetna, Inc. New Shares                     380,000           33,652,800
            AmerisourceBergen Corp.                    390,000           29,745,300
            Caremark Rx, Inc. (c)                      650,000           34,060,000
            Cigna Corp.                                260,000           30,126,200
            Express Scripts, Inc. (c)(d)               380,000           28,655,800
            HCA, Inc.                                  600,000           28,914,000
            Humana, Inc. (c)                           600,000           26,634,000
            McKesson Corp.                             660,000           29,983,800
            Quest Diagnostics, Inc.                    150,000            7,006,500
            UnitedHealth Group, Inc.                   750,000           43,417,500
                                                                     --------------
                                                                        292,195,900
            -----------------------------------------------------------------------
            Pharmaceuticals--4.8%
            Allergan, Inc. (d)                         330,000           29,469,000
            Barr Pharmaceuticals, Inc. (c)             470,000           27,001,500
            Johnson & Johnson                          240,000           15,028,800


36      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Schedule of Investments (continued)              Master Large Cap Core Portfolio

                                                        Shares
Sector      Industry       Common Stocks                  Held           Value
===================================================================================
Health Care (concluded)
            Pharmaceuticals (concluded)
            King Pharmaceuticals, Inc. (c)             740,000       $   11,418,200
            Pfizer, Inc.                             2,030,000           44,132,200
                                                                     --------------
                                                                        127,049,700
            -----------------------------------------------------------------------
            Total Health Care                                           499,879,000
===================================================================================
Industrials--6.0%
            Aerospace & Defense--0.7%
            Precision Castparts Corp.                   90,000            4,262,400
            Raytheon Co.                               390,000           14,410,500
                                                                     --------------
                                                                         18,672,900
            -----------------------------------------------------------------------
            Airlines--0.2%
            AMR Corp. (c)(d)                           430,000            5,809,300
            -----------------------------------------------------------------------
            Commercial Services &
              Supplies--0.2%
            Corporate Executive Board Co.               70,000            5,784,800
            -----------------------------------------------------------------------
            Electrical Equipment--0.8%
            Rockwell Automation, Inc.                  410,000           21,791,500
            -----------------------------------------------------------------------
            Industrial Conglomerates--2.0%
            General Electric Co.                     1,530,000           51,882,300
            -----------------------------------------------------------------------
            Machinery--1.0%
            Cummins, Inc.                              210,000           17,927,700
            Joy Global, Inc.                           180,000            8,256,600
                                                                     --------------
                                                                         26,184,300
            -----------------------------------------------------------------------
            Road & Rail--1.1%
            CSX Corp.                                  640,000           29,318,400
            -----------------------------------------------------------------------
            Total Industrials                                           159,443,500
===================================================================================
Information Technology--25.5%
            Communications
              Equipment--1.4%
            Motorola, Inc.                           1,730,000           38,336,800
            -----------------------------------------------------------------------
            Computers & Peripherals--5.7%
            Dell, Inc. (c)                           1,150,000           36,662,000
            Hewlett-Packard Co.                      1,590,000           44,583,600
            International Business Machines Corp.       40,000            3,275,200
            NCR Corp. (c)                              650,000           19,643,000
            QLogic Corp. (c)                           680,000           20,508,800
            Western Digital Corp. (c)(d)             2,190,000           26,499,000
                                                                     --------------
                                                                        151,171,600
            -----------------------------------------------------------------------
            Electronic Equipment &
              Instruments--0.5%
            Jabil Circuit, Inc. (c)(d)                 430,000           12,835,500
            -----------------------------------------------------------------------
            IT Services--2.5%
            CheckFree Corp. (c)                        530,000           22,525,000
            Computer Sciences Corp. (c)                140,000            7,175,000
            Fiserv, Inc. (c)(d)                        590,000           25,771,200
            Sabre Holdings Corp. Class A               640,000           12,499,200
                                                                     --------------
                                                                         67,970,400
            -----------------------------------------------------------------------
            Semiconductors & Semiconductor
              Equipment--6.4%
            Broadcom Corp. Class A (c)                 260,000           11,039,600
            Intel Corp.                              1,840,000           43,240,000
            LSI Logic Corp. (c)(d)                   3,100,000           25,141,000
            Lam Research Corp. (c)                     780,000           26,317,200
            Nvidia Corp. (c)                           810,000           27,175,500
            Texas Instruments, Inc.                  1,300,000           37,115,000
                                                                     --------------
                                                                        170,028,300
            -----------------------------------------------------------------------
            Software--9.0%
            Autodesk, Inc. (c)                         620,000           27,980,600
            BEA Systems, Inc. (c)                    2,960,000           26,107,200
            BMC Software, Inc. (c)                   1,100,000           21,549,000
            Citrix Systems, Inc. (c)                 1,010,000           27,845,700
            Compuware Corp. (c)                      1,110,000            8,979,900
            Intuit, Inc. (c)                           590,000           27,098,700
            McAfee, Inc. (c)                           910,000           27,327,300
            Mercury Interactive Corp. (c)              650,000           22,613,500
            Microsoft Corp.                          1,010,000           25,957,000
            Red Hat, Inc. (c)                        1,060,000           24,613,200
                                                                     --------------
                                                                        240,072,100
            -----------------------------------------------------------------------
            Total Information Technology                                680,414,700
===================================================================================
Materials--3.1%
            Chemicals--0.6%
            Eastman Chemical Co. (d)                   270,000           14,245,200
            -----------------------------------------------------------------------
            Containers & Packaging--0.6%
            Crown Holdings, Inc. (c)                   930,000           15,084,600
            -----------------------------------------------------------------------
            Metals & Mining--1.5%
            Freeport-McMoRan Copper & Gold,
              Inc. Class B (d)                         240,000           11,860,800
            Nucor Corp. (d)                            480,000           28,728,000
                                                                     --------------
                                                                         40,588,800
            -----------------------------------------------------------------------
            Paper & Forest Products--0.4%
            MeadWestvaco Corp.                         440,000           11,536,800
            -----------------------------------------------------------------------
            Total Materials                                              81,455,400
===================================================================================
Utilities--2.1%
            Electric Utilities--1.4%
            American Electric Power Co., Inc.          110,000            4,175,600
            Edison International                       630,000           27,568,800
            Northeast Utilities                        360,000            6,548,400
                                                                     --------------
                                                                         38,292,800
            -----------------------------------------------------------------------
            Multi-Utilities--0.7%
            CMS Energy Corp. (c)(d)                  1,190,000           17,742,900
            -----------------------------------------------------------------------
            Total Utilities                                              56,035,700
            -----------------------------------------------------------------------
            Total Common Stocks
            (Cost--$2,304,822,230)--99.9%                             2,664,375,300
===================================================================================

                       Short-Term                   Beneficial
                       Securities                     Interest
===================================================================================
            Merrill Lynch Liquidity Series, LLC
              Cash Sweep Series I (a)             $  4,121,341            4,121,341
            Merrill Lynch Liquidity Series, LLC
              Money Market Series (a)(b)           136,792,200          136,792,200
            -----------------------------------------------------------------------
            Total Short-Term Securities
            (Cost--$140,913,541)--5.3%                                  140,913,541
===================================================================================
Total Investments
(Cost--$2,445,735,771*)--105.2%                                       2,805,288,841

Liabilities in Excess of Other Assets--(5.2%)                          (138,590,095)
                                                                     --------------
Net Assets--100.0%                                                   $2,666,698,746
                                                                     ==============


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      37

Schedule of Investments (concluded)              Master Large Cap Core Portfolio

      For Portfolio compliance purposes, the Portfolio's sector and industry classifications refer to any one or more of the sector and industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Portfolio management. This definition may not apply for purposes of this report, which may combine sector and industry sub-classifications for reporting ease. Sectors and industries are shown as a percent of net assets. These sector and industry classifications are unaudited.

* The cost and unrealized appreciation (depreciation) of investments as of October 31, 2005, as computed for federal income tax purposes, were as follows:

      Aggregate cost .........................................   $2,459,099,961
                                                                 ==============
      Gross unrealized appreciation ..........................   $  440,422,571
      Gross unrealized depreciation ..........................      (94,233,691)
                                                                 --------------
      Net unrealized appreciation ............................   $  346,188,880
                                                                 ==============

(a) Investments in companies considered to be an affiliate of the Portfolio, for purposes of Section 2(a)(3) of the Investment Company Act of 1940) were as follows:

      --------------------------------------------------------------------------
                                                       Net              Interest
      Affiliate                                      Activity            Income
      --------------------------------------------------------------------------
      Merrill Lynch Liquidity Series, LLC
        Cash Sweep Series I                         $1,766,173          $125,703
      Merrill Lynch Liquidity Series, LLC
        Money Market Series                         $1,214,900          $176,578
      --------------------------------------------------------------------------

(b)   Security was purchased with the cash proceeds from securities loans.
(c)   Non-income producing security.
(d)   Security, or a portion of security, is on loan.

      See Notes to Financial Statements.


38      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Schedule of Investments                        Master Large Cap Growth Portfolio

                                                        Shares
Sector      Industry       Common Stocks                  Held           Value
===================================================================================
Consumer Discretionary--15.9%
            Auto Components--1.0%
            The Goodyear Tire & Rubber Co. (a)         321,000       $    5,020,440
            -----------------------------------------------------------------------
            Diversified Consumer
              Services--1.0%
            Apollo Group, Inc. Class A (a)              20,000            1,260,400
            Weight Watchers International, Inc. (a)     70,000            3,679,900
                                                                     --------------
                                                                          4,940,300
            -----------------------------------------------------------------------
            Hotels, Restaurants &
            Leisure--1.2%
            Darden Restaurants, Inc.                   175,000            5,673,500
            -----------------------------------------------------------------------
            Household Durables--0.9%
            NVR, Inc. (a)                                6,000            4,113,000
            -----------------------------------------------------------------------
            Media--1.1%
            Viacom, Inc. Class B                       174,000            5,388,780
            -----------------------------------------------------------------------
            Multiline Retail--2.3%
            JC Penney Co., Inc.                        108,000            5,529,600
            Nordstrom, Inc.                            168,000            5,821,200
                                                                     --------------
                                                                         11,350,800
            -----------------------------------------------------------------------
            Specialty Retail--6.8%
            Advance Auto Parts (a)                     118,500            4,443,750
            American Eagle Outfitters                  215,000            5,063,250
            Best Buy Co., Inc.                         139,000            6,152,140
            Chico's FAS, Inc. (a)                      135,000            5,337,900
            Circuit City Stores, Inc.                  264,000            4,696,560
            Staples, Inc. (b)                          268,000            6,091,640
            Tiffany & Co.                               41,000            1,615,400
                                                                     --------------
                                                                         33,400,640
            -----------------------------------------------------------------------
            Textiles, Apparel & Luxury
              Goods--1.6%
            Polo Ralph Lauren Corp.                     88,000            4,329,600
            Timberland Co. Class A (a)                 128,000            3,603,200
                                                                     --------------
                                                                          7,932,800
            -----------------------------------------------------------------------
            Total Consumer Discretionary                                 77,820,260
===================================================================================
Consumer Staples--3.8%
            Beverages--0.6%
            Pepsi Bottling Group, Inc.                 114,000            3,241,020
            -----------------------------------------------------------------------
            Food & Staples Retailing--1.2%
            Whole Foods Market, Inc. (b)                40,000            5,765,200
            -----------------------------------------------------------------------
            Household Products--2.0%
            Energizer Holdings, Inc. (a)                90,000            4,544,100
            Procter & Gamble Co.                        93,000            5,207,070
                                                                     --------------
                                                                          9,751,170
            -----------------------------------------------------------------------
            Total Consumer Staples                                       18,757,390
===================================================================================
Energy--5.2%
            Energy Equipment &
              Services--1.1%
            Cooper Cameron Corp. (a)                    76,000            5,603,480
            -----------------------------------------------------------------------
            Oil, Gas & Consumable
              Fuels--4.1%
            Anadarko Petroleum Corp.                    47,000            4,263,370
            Burlington Resources, Inc.                  62,000            4,477,640
            Newfield Exploration Co. (a)               114,000            5,167,620
            Sunoco, Inc.                                79,000            5,885,500
                                                                     --------------
                                                                         19,794,130
            -----------------------------------------------------------------------
            Total Energy                                                 25,397,610
===================================================================================
Financials--4.1%
            Capital Markets--1.2%
            Goldman Sachs Group, Inc.                   46,000            5,813,020
            -----------------------------------------------------------------------
            Insurance--2.9%
            Allmerica Financial Corp.                   90,000            3,429,000
            Prudential Financial, Inc. (b)              71,000            5,168,090
            W.R. Berkley Corp.                         124,000            5,418,800
                                                                     --------------
                                                                         14,015,890
            -----------------------------------------------------------------------
            Total Financials                                             19,828,910
===================================================================================
Health Care--22.2%
            Biotechnology--5.6%
            Amgen, Inc. (a)                            162,000           12,273,120
            Gilead Sciences, Inc. (a)                  135,000            6,378,750
            Invitrogen Corp. (a)                        61,000            3,878,990
            Techne Corp. (a)                            92,000            4,988,240
                                                                     --------------
                                                                         27,519,100
            -----------------------------------------------------------------------
            Health Care Equipment &
              Supplies--1.0%
            Becton Dickinson & Co.                      98,000            4,973,500
            -----------------------------------------------------------------------
            Health Care Providers &
              Services--11.5%
            Aetna, Inc. New Shares                      77,000            6,819,120
            AmerisourceBergen Corp.                     64,000            4,881,280
            Caremark Rx, Inc. (a)                      125,000            6,550,000
            Community Health Systems, Inc. (a)         127,000            4,712,970
            Express Scripts, Inc. (a)                   75,000            5,655,750
            HCA, Inc. (b)                              131,000            6,312,890
            Humana, Inc. (a)                           113,000            5,016,070
            McKesson Corp.                             119,000            5,406,170
            UnitedHealth Group, Inc. (b)               188,000           10,883,320
                                                                     --------------
                                                                         56,237,570
            -----------------------------------------------------------------------
            Pharmaceuticals--4.1%
            Allergan, Inc.                              66,000            5,893,800
            Barr Pharmaceuticals, Inc. (a)              91,000            5,227,950
            Johnson & Johnson                           85,000            5,322,700
            Pfizer, Inc.                               156,000            3,391,440
                                                                     --------------
                                                                         19,835,890
            -----------------------------------------------------------------------
            Total Health Care                                           108,566,060
===================================================================================
Industrials--9.9%
            Aerospace & Defense--2.0%
            Boeing Co.                                  75,000            4,848,000
            Precision Castparts Corp.                  100,000            4,736,000
                                                                     --------------
                                                                          9,584,000
            -----------------------------------------------------------------------
            Airlines--1.1%
            AMR Corp. (a)(b)                           386,000            5,214,860
            -----------------------------------------------------------------------
            Commercial Services &
              Supplies--1.2%
            Corporate Executive Board Co.               63,000            5,206,320
            HNI Corp.                                   13,000              635,700
                                                                     --------------
                                                                          5,842,020
            -----------------------------------------------------------------------
            Electrical Equipment--1.1%
            Rockwell Automation, Inc.                  103,000            5,474,450
            -----------------------------------------------------------------------
            Industrial Conglomerates--2.4%
            General Electric Co.                       354,000           12,004,140
            -----------------------------------------------------------------------


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      39

Schedule of Investments (concluded)            Master Large Cap Growth Portfolio

                                                        Shares
Sector      Industry       Common Stocks                  Held           Value
===================================================================================
Industrials (concluded)
            Machinery--2.1%
            Cummins, Inc.                               60,000       $    5,122,200
            Joy Global, Inc.                           117,000            5,366,790
                                                                     --------------
                                                                         10,488,990
            -----------------------------------------------------------------------
            Total Industrials                                            48,608,460
===================================================================================
Information Technology--36.3%
            Communications
              Equipment--2.3%
            Cisco Systems, Inc. (a)                     88,000            1,535,600
            Motorola, Inc.                             391,000            8,664,560
            Scientific-Atlanta, Inc.                    23,000              815,120
                                                                     --------------
                                                                         11,015,280
            -----------------------------------------------------------------------
            Computers & Peripherals--5.9%
            Apple Computer, Inc. (a)                   150,000            8,638,500
            Dell, Inc. (a)                             336,000           10,711,680
            NCR Corp. (a)                              140,000            4,230,800
            Western Digital Corp. (a)                  437,000            5,287,700
                                                                     --------------
                                                                         28,868,680
            -----------------------------------------------------------------------
            Electronic Equipment &
              Instruments--1.8%
            Agilent Technologies, Inc. (a)             116,000            3,713,160
            Jabil Circuit, Inc. (a)                    166,000            4,955,100
                                                                     --------------
                                                                          8,668,260
            -----------------------------------------------------------------------
            IT Services--3.1%
            Ceridian Corp. (a)                         219,000            4,798,290
            CheckFree Corp. (a)                        118,000            5,015,000
            Fiserv, Inc. (a)                           126,000            5,503,680
                                                                     --------------
                                                                         15,316,970
            -----------------------------------------------------------------------
            Semiconductors & Semiconductor
              Equipment--10.4%
            Broadcom Corp. Class A (a)                 125,000            5,307,500
            Intel Corp.                                691,000           16,238,500
            Intersil Corp. Class A                     200,000            4,552,000
            LSI Logic Corp. (a)                        626,000            5,076,860
            Lam Research Corp. (a)(b)                  163,000            5,499,620
            Nvidia Corp. (a)                           163,000            5,468,650
            Texas Instruments, Inc. (b)                303,000            8,650,650
                                                                     --------------
                                                                         50,793,780
            -----------------------------------------------------------------------
            Software--12.8%
            Autodesk, Inc. (a)                         129,000            5,821,770
            BEA Systems, Inc. (a)                      577,000            5,089,140
            BMC Software, Inc. (a)                     259,000            5,073,810
            Cadence Design Systems, Inc. (a)           318,000            5,081,640
            Citrix Systems, Inc. (a)                    28,000              771,960
            Compuware Corp. (a)                        645,000            5,218,050
            Fair Isaac Corp. (b)                       120,000            5,011,200
            Intuit, Inc. (a)                           113,000            5,190,090
            McAfee, Inc. (a)                           173,000            5,195,190
            Mercury Interactive Corp. (a)              160,000            5,566,400
            Microsoft Corp.                            365,000            9,380,500
            Red Hat, Inc. (a)(b)                       231,000            5,363,820
                                                                     --------------
                                                                         62,763,570
            -----------------------------------------------------------------------
            Total Information Technology                                177,426,540
===================================================================================
Materials--2.7%
            Containers & Packaging--1.0%
            Crown Holdings, Inc. (a)                   308,000            4,995,760
            -----------------------------------------------------------------------
            Metals & Mining--1.7%
            Freeport-McMoRan Copper & Gold, Inc.
              Class B                                   65,000            3,212,300
            Nucor Corp.                                 82,000            4,907,700
                                                                     --------------
                                                                          8,120,000
            -----------------------------------------------------------------------
            Total Materials                                              13,115,760
            -----------------------------------------------------------------------
            Total Common Stocks
            (Cost--$442,393,001)--100.1%                                489,520,990
===================================================================================

                       Short-Term                   Beneficial
                       Securities                     Interest
===================================================================================
            Merrill Lynch Liquidity Series, LLC
              Cash Sweep Series I (c)             $    184,446              184,446
            Merrill Lynch Liquidity Series, LLC
              Money Market Series (c)(d)            35,699,400           35,699,400
            -----------------------------------------------------------------------
            Total Short-Term Securities
            (Cost--$35,883,846)--7.3%                                    35,883,846
===================================================================================
Total Investments (Cost--$478,276,847*)--107.4%                         525,404,836

Liabilities in Excess of Other Assets--(7.4%)                           (36,006,714)
                                                                     --------------
Net Assets--100.0%                                                   $  489,398,122
                                                                     ==============

      For Portfolio compliance purposes, the Portfolio's sector and industry classifications refer to any one or more of the sector and industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Portfolio management. This definition may not apply for purposes of this report, which may combine sector and industry sub-classifications for reporting ease. Sectors and industries are shown as a percent of net assets. These sector and industry classifications are unaudited.

* The cost and unrealized appreciation (depreciation) of investments as of October 31, 2005, as computed for federal income tax purposes, were as follows:

      Aggregate cost ............................................  $481,126,764
                                                                   ============
      Unrealized appreciation ...................................  $ 58,089,507
      Unrealized depreciation ...................................   (13,811,435)
                                                                   ------------
      Net unrealized appreciation ...............................  $ 44,278,072
                                                                   ============

(a)   Non-income producing security.
(b)   Security, or a portion of security, is on loan.
(c) Investments in companies considered to be an affiliate of the Portfolio for purposes of Section 2(a)(3) of the Investment Company Act of 1940, were as follows:

      --------------------------------------------------------------------------
                                                       Net              Interest
      Affiliate                                     Activity             Income
      --------------------------------------------------------------------------
      Merrill Lynch Liquidity Series, LLC
         Cash Sweep Series I                       $   167,724           $34,055
      Merrill Lynch Liquidity Series, LLC
         Money Market Series                       $12,849,500           $35,059
      --------------------------------------------------------------------------

(d)   Security was purchased with the cash proceeds from securities loans.

      See Notes to Financial Statements.


40      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Schedule of Investments                         Master Large Cap Value Portfolio

                                                        Shares
Sector      Industry       Common Stocks                  Held           Value
===================================================================================
Consumer Discretionary--10.8%
            Auto Components--1.0%
            The Goodyear Tire & Rubber Co. (c)(d)    1,010,000       $   15,796,400
            -----------------------------------------------------------------------
            Hotels, Restaurants &
            Leisure--0.8%
            Darden Restaurants, Inc.                   380,000           12,319,600
            -----------------------------------------------------------------------
            Household Durables--0.3%
            Ryland Group, Inc.                          60,000            4,038,000
            -----------------------------------------------------------------------
            Leisure Equipment &
              Products--1.0%
            Hasbro, Inc.                               830,000           15,637,200
            -----------------------------------------------------------------------
            Media--1.1%
            Viacom, Inc. Class B                       550,000           17,033,500
            -----------------------------------------------------------------------
            Multiline Retail--2.0%
            JC Penney Co., Inc.                        360,000           18,432,000
            Nordstrom, Inc.                            340,000           11,781,000
                                                                     --------------
                                                                         30,213,000
            -----------------------------------------------------------------------
            Specialty Retail--3.6%
            American Eagle Outfitters                  390,000            9,184,500
            AutoNation, Inc. (c)(d)                    860,000           17,096,800
            Circuit City Stores, Inc.                  480,000            8,539,200
            Office Depot, Inc. (c)                     670,000           18,445,100
            Tiffany & Co.                               50,000            1,970,000
                                                                     --------------
                                                                         55,235,600
            -----------------------------------------------------------------------
            Textiles, Apparel & Luxury
              Goods--1.0%
            Polo Ralph Lauren Corp.                    320,000           15,744,000
            -----------------------------------------------------------------------
            Total Consumer Discretionary                                166,017,300
===================================================================================
Consumer Staples--2.9%
            Beverages--0.9%
            Pepsi Bottling Group, Inc.                 470,000           13,362,100
            -----------------------------------------------------------------------
            Food & Staples Retailing--0.2%
            The Kroger Co. (c)                         130,000            2,587,000
            -----------------------------------------------------------------------
            Food Products--0.9%
            Pilgrim's Pride Corp.                      430,000           13,536,400
            -----------------------------------------------------------------------
            Household Products--0.9%
            Energizer Holdings, Inc. (c)               290,000           14,642,100
            -----------------------------------------------------------------------
            Total Consumer Staples                                       44,127,600
===================================================================================
Energy--24.4%
            Oil, Gas & Consumable
              Fuels--24.4%
            Amerada Hess Corp.                         116,000           14,511,600
            Anadarko Petroleum Corp.                   230,000           20,863,300
            Apache Corp.                               150,000            9,574,500
            Burlington Resources, Inc.                 330,000           23,832,600
            Chevron Corp.                               90,000            5,136,300
            ConocoPhillips                             610,000           39,881,800
            Devon Energy Corp.                         380,000           22,944,400
            Exxon Mobil Corp.                        1,870,000          104,981,800
            Forest Oil Corp. (c)                       380,000           16,598,400
            Kerr-McGee Corp.                           210,000           17,858,400
            Marathon Oil Corp.                         360,000           21,657,600
            Occidental Petroleum Corp.                 310,000           24,452,800
            Sunoco, Inc.                               220,000           16,390,000
            Valero Energy Corp.                        230,000           24,205,200
            Williams Cos., Inc.                        520,000           11,596,000
            -----------------------------------------------------------------------
            Total Energy                                                374,484,700
===================================================================================
Financials--26.5%
            Capital Markets--3.4%
            Goldman Sachs Group, Inc.                  220,000           27,801,400
            Lehman Brothers Holdings, Inc.             210,000           25,130,700
                                                                     --------------
                                                                         52,932,100
            -----------------------------------------------------------------------
            Commercial Banks--0.9%
            Bank of America Corp.                      330,000           14,434,200
            -----------------------------------------------------------------------
            Diversified Financial
              Services--3.4%
            Citigroup, Inc.                            670,000           30,672,600
            JPMorgan Chase & Co.                        60,000            2,197,200
            Principal Financial Group, Inc.            390,000           19,355,700
                                                                     --------------
                                                                         52,225,500
            -----------------------------------------------------------------------
            Insurance--15.0%
            AON Corp.                                  570,000           19,294,500
            Allmerica Financial Corp.                  340,000           12,954,000
            The Allstate Corp.                         430,000           22,699,700
            American Financial Group, Inc.             270,000            9,228,600
            Cincinnati Financial Corp.                 140,000            5,957,000
            Hartford Financial Services Group, Inc.     60,000            4,785,000
            Lincoln National Corp.                     360,000           18,219,600
            Metlife, Inc.                              430,000           21,246,300
            Nationwide Financial Services, Inc.
              Class A                                  170,000            6,866,300
            The Progressive Corp. (d)                  140,000           16,213,400
            Prudential Financial, Inc.                 330,000           24,020,700
            Safeco Corp.                               210,000           11,697,000
            The St. Paul Travelers Cos., Inc.          530,000           23,865,900
            UnumProvident Corp.                        780,000           15,826,200
            W.R. Berkley Corp.                         390,000           17,043,000
                                                                     --------------
                                                                        229,917,200
            -----------------------------------------------------------------------
            Thrifts & Mortgage
              Finance--3.8%
            Astoria Financial Corp.                    160,000            4,472,000
            Countrywide Financial Corp.                260,000            8,260,200
            Downey Financial Corp.                     190,000           11,580,500
            MGIC Investment Corp. (d)                  290,000           17,179,600
            The PMI Group, Inc.                        420,000           16,749,600
                                                                     --------------
                                                                         58,241,900
            -----------------------------------------------------------------------
            Total Financials                                            407,750,900
===================================================================================
Health Care--10.6%
            Biotechnology--1.4%
            Applera Corp.--Applied
              Biosystems Group                         480,000           11,649,600
            Invitrogen Corp. (c)                       160,000           10,174,400
                                                                     --------------
                                                                         21,824,000
            -----------------------------------------------------------------------
            Health Care Providers &
              Services--7.2%
            Aetna, Inc. New Shares                     200,000           17,712,000
            AmerisourceBergen Corp.                    230,000           17,542,100
            Caremark Rx, Inc. (c)(d)                   310,000           16,244,000
            Cigna Corp.                                130,000           15,063,100
            HCA, Inc.                                  210,000           10,119,900
            Humana, Inc. (c)                           340,000           15,092,600
            McKesson Corp.                             400,000           18,172,000
                                                                     --------------
                                                                        109,945,700
            -----------------------------------------------------------------------


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      41

Schedule of Investments (concluded)             Master Large Cap Value Portfolio

                                                        Shares
Sector      Industry       Common Stocks                  Held           Value
===================================================================================
Health Care (concluded)
            Pharmaceuticals--2.0%
            King Pharmaceuticals, Inc. (c)           1,100,000       $   16,973,000
            Pfizer, Inc.                               660,000           14,348,400
                                                                     --------------
                                                                         31,321,400
            -----------------------------------------------------------------------
            Total Healthcare                                            163,091,100
===================================================================================
Industrials--3.7%
            Aerospace & Defense--1.9%
            Precision Castparts Corp.                  320,000           15,155,200
            Raytheon Co.                               370,000           13,671,500
                                                                     --------------
                                                                         28,826,700
            -----------------------------------------------------------------------
            Electrical Equipment--0.6%
            Rockwell Automation, Inc.                  190,000           10,098,500
            -----------------------------------------------------------------------
            Road & Rail--1.2%
            CSX Corp.                                  400,000           18,324,000
            -----------------------------------------------------------------------
            Total Industrials                                            57,249,200
===================================================================================
Information Technology--14.6%
            Communications
              Equipment--1.1%
            Motorola, Inc.                             750,000           16,620,000
            -----------------------------------------------------------------------
            Computers & Peripherals--4.0%
            Hewlett-Packard Co.                      1,310,000           36,732,400
            NCR Corp. (c)                              290,000            8,763,800
            QLogic Corp. (c)                           180,000            5,428,800
            Western Digital Corp. (c)(d)               930,000           11,253,000
                                                                     --------------
                                                                         62,178,000
            -----------------------------------------------------------------------
            Electronic Equipment &
              Instruments--1.1%
            Arrow Electronics, Inc. (c)                510,000           15,050,100
            Avnet, Inc. (c)                             70,000            1,613,500
                                                                     --------------
                                                                         16,663,600
            -----------------------------------------------------------------------
            IT Services--1.1%
            CheckFree Corp. (c)                        180,000            7,650,000
            Sabre Holdings Corp. Class A               490,000            9,569,700
                                                                     --------------
                                                                         17,219,700
            -----------------------------------------------------------------------
            Semiconductors & Semiconductor
              Equipment--1.1%
            LSI Logic Corp. (c)                      2,030,000           16,463,300
            -----------------------------------------------------------------------
            Software--6.2%
            Autodesk, Inc.                             245,000           11,056,850
            BEA Systems, Inc. (c)(d)                 1,100,000            9,702,000
            BMC Software, Inc. (c)                     830,000           16,259,700
            Cadence Design Systems, Inc. (c)           890,000           14,222,200
            Compuware Corp. (c)                      1,980,000           16,018,200
            Fair Isaac Corp.                            40,000            1,670,400
            McAfee, Inc. (c)(d)                        410,000           12,312,300
            Sybase, Inc. (c)                           640,000           14,240,000
                                                                     --------------
                                                                         95,481,650
            -----------------------------------------------------------------------
            Total Information Technology                                224,626,250
===================================================================================
Materials--3.4%
            Chemicals--1.4%
            Eastman Chemical Co.                       120,000            6,331,200
            FMC Corp. (c)                              270,000           14,698,800
                                                                     --------------
                                                                         21,030,000
            -----------------------------------------------------------------------
            Metals & Mining--0.9%
            Nucor Corp.                                240,000           14,364,000
            -----------------------------------------------------------------------
            Paper & Forest Products--1.1%
            MeadWestvaco Corp.                         630,000           16,518,600
            -----------------------------------------------------------------------
            Total Materials                                              51,912,600
===================================================================================
Utilities--2.8%
            Electric Utilities--1.7%
            American Electric Power Co., Inc.          210,000            7,971,600
            Edison International                       308,000           13,478,080
            Northeast Utilities                        250,000            4,547,500
                                                                     --------------
                                                                         25,997,180
            -----------------------------------------------------------------------
            Multi-Utilities--1.1%
            CMS Energy Corp. (c)(d)                  1,120,000           16,699,200
            -----------------------------------------------------------------------
            Total Utilities                                              42,696,380
            -----------------------------------------------------------------------
            Total Common Stocks
            (Cost--$1,327,844,902)--99.7%                             1,531,956,030
===================================================================================

                       Short-Term                   Beneficial
                       Securities                     Interest
===================================================================================
            Merrill Lynch Liquidity Series, LLC
              Cash Sweep Series I (a)             $  8,523,929            8,523,929
            Merrill Lynch Liquidity Series, LLC
              Money Market Series (a)(b)            88,287,000           88,287,000
            -----------------------------------------------------------------------
            Total Short-Term Securities
            (Cost--$96,810,929)--6.3%                                    96,810,929
===================================================================================
Total Investments
(Cost--$1,424,655,831*)--106.0%                                       1,628,766,959

Liabilities in Excess of Other Assets--(6.0%)                           (92,778,897)
                                                                     --------------
Net Assets--100.0%                                                   $1,535,988,062
                                                                     ==============

      For Portfolio compliance purposes, the Portfolio's sector and industry classifications refer to any one or more of the sector or industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Portfolio management. This definition may not apply for purposes of this report, which may combine sector and industry sub-classifications for reporting ease. Sectors and industries are shown as a percent of net assets. These sector and industry classifications are unaudited.

* The cost and unrealized appreciation (depreciation) of investments as of October 31, 2005, as computed for federal income tax purposes, were as follows:

      Aggregate cost ..........................................  $1,429,319,035
                                                                 ==============
      Gross unrealized appreciation ...........................  $  234,612,696
      Gross unrealized depreciation ...........................     (35,164,772)
                                                                 --------------
      Net unrealized appreciation .............................  $  199,447,924
                                                                 ==============

(a) Investments in companies considered to be an affiliate of the Portfolio, for purposes of Section 2(a)(3) of the Investment Company Act of 1940, were as follows:

      --------------------------------------------------------------------------
                                                       Net              Interest
      Affiliate                                     Activity             Income
      --------------------------------------------------------------------------
      Merrill Lynch Liquidity Series, LLC
        Cash Sweep Series I                       $ 7,320,828           $156,787
      Merrill Lynch Liquidity Series, LLC
        Money Market Series                       $53,063,800           $ 43,166
      --------------------------------------------------------------------------

(b)   Security was purchased with the cash proceeds from securities loans.
(c)   Non-income producing security.
(d)   Security, or a portion of security, is on loan.

      See Notes to Financial Statements.


42      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Statements of Assets and Liabilities               Master Large Cap Series Trust

                                                                                 Master Large      Master Large       Master Large
As of October 31, 2005                                                             Cap Core         Cap Growth          Cap Value
===================================================================================================================================
Assets
----------------------------------------------------------------------------------------------------------------------------------
                   Investments in unaffiliated securities, at value*+ ......    $2,664,375,300    $  489,520,990     $1,531,956,030
                   Investments in affiliated securities, at value** ........       140,913,541        35,883,846         96,810,929
                   Cash ....................................................                --             4,414                 --
                   Receivables:
                      Securities sold ......................................        40,078,661        14,751,864         46,036,925
                      Contributions ........................................         7,000,055           708,181          7,717,641
                      Dividends ............................................         1,092,450           149,170            822,450
                      Securities lending ...................................            36,194             4,912              7,734
                   Prepaid expenses ........................................            42,281             8,841             22,579
                                                                                ---------------------------------------------------
                   Total assets ............................................     2,853,538,482       541,032,218      1,683,374,288
                                                                                ---------------------------------------------------
===================================================================================================================================
Liabilities
----------------------------------------------------------------------------------------------------------------------------------
                   Collateral on securities loaned, at value ...............       136,792,200        35,699,400         88,287,000
                   Payables:
                      Securities purchased .................................        41,896,996        14,668,749         22,593,297
                      Withdrawals ..........................................         3,536,420           996,361          2,656,539
                      Custodian bank .......................................         3,401,802                --         33,099,435
                      Investment adviser ...................................         1,040,392           203,546            645,607
                      Other affiliates .....................................            30,062             5,510             15,282
                   Accrued expenses ........................................           141,864            60,530             89,066
                                                                                ---------------------------------------------------
                   Total liabilities .......................................       186,839,736        51,634,096        147,386,226
                                                                                ---------------------------------------------------
===================================================================================================================================
Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                   Net assets ..............................................    $2,666,698,746    $  489,398,122     $1,535,988,062
                                                                                ===================================================
===================================================================================================================================
Net Assets Consist of
----------------------------------------------------------------------------------------------------------------------------------
                   Investors' capital ......................................    $2,307,145,676    $  442,270,133     $1,331,876,934
                   Unrealized appreciation--net ............................       359,553,070        47,127,989        204,111,128
                                                                                ---------------------------------------------------
                   Net Assets ..............................................    $2,666,698,746    $  489,398,122     $1,535,988,062
                                                                                ===================================================
                    * Identified cost for unaffiliated securities ..........    $2,304,822,230    $  442,393,001     $1,327,844,902
                                                                                ===================================================
                    ** Identified cost for affiliated securities ...........    $  140,913,541    $   35,883,846     $   96,810,929
                                                                                ===================================================
                    + Securities loaned for unaffiliated securities ........    $  133,121,337    $   35,545,473     $   86,496,299
                                                                                ===================================================

      See Notes to Financial Statements.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      43

Statements of Operations                           Master Large Cap Series Trust

                                                                                 Master Large      Master Large       Master Large
For the Year Ended October 31, 2005                                                Cap Core         Cap Growth          Cap Value
===================================================================================================================================
Investment Income
----------------------------------------------------------------------------------------------------------------------------------
                   Dividends ...............................................    $   28,489,172    $    3,809,535     $   15,255,855
                   Securities lending--net .................................           176,578            35,059             43,166
                   Interest from affiliates ................................           125,703            34,055            156,787
                                                                                ---------------------------------------------------
                   Total income ............................................        28,791,453         3,878,649         15,455,808
                                                                                ---------------------------------------------------
===================================================================================================================================
Expenses
----------------------------------------------------------------------------------------------------------------------------------
                   Investment advisory fees ................................        11,047,046         2,154,995          5,732,081
                   Accounting services .....................................           501,657           181,359            333,894
                   Custodian fees ..........................................           128,210            44,021             69,158
                   Professional fees .......................................            68,428            42,134             51,429
                   Trustees' fees and expenses .............................            65,144            22,106             37,850
                   Printing and shareholder reports ........................             6,773             1,227              2,349
                   Pricing fees ............................................             1,193             1,164              1,181
                   Other ...................................................            46,948            11,794             24,722
                                                                                ---------------------------------------------------
                   Total expenses ..........................................        11,865,399         2,458,800          6,252,664
                                                                                ---------------------------------------------------
                   Investment income--net ..................................        16,926,054         1,419,849          9,203,144
                                                                                ---------------------------------------------------
===================================================================================================================================
Realized & Unrealized Gain--Net
----------------------------------------------------------------------------------------------------------------------------------
                   Realized gain on investments--net .......................       185,237,400        27,951,501         77,262,988
                   Change in unrealized appreciation on investments--net ...       159,284,150        17,275,515        112,124,763
                                                                                ---------------------------------------------------
                   Total realized and unrealized gain--net .................       344,521,550        45,227,016        189,387,751
                                                                                ---------------------------------------------------
                   Net Increase in Net Assets Resulting from Operations ....    $  361,447,604    $   46,646,865     $  198,590,895
                                                                                ===================================================

      See Notes to Financial Statements.


44      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Statements of Changes in Net Assets                Master Large Cap Series Trust

                                                                                                     Master Large Cap Core
                                                                                              -----------------------------------
                                                                                                      For the Year Ended
                                                                                                          October 31,
                                                                                              -----------------------------------
Increase (Decrease) in Net Assets:                                                                 2005                2004
=================================================================================================================================
Operations
--------------------------------------------------------------------------------------------------------------------------------
                       Investment income--net ............................................    $    16,926,054     $     9,256,200
                       Realized gain--net ................................................        185,237,400         199,493,500
                       Change in unrealized appreciation--net ............................        159,284,150         (68,627,985)
                                                                                              -----------------------------------
                       Net increase in net assets resulting from operations ..............        361,447,604         140,121,715
                                                                                              -----------------------------------
=================================================================================================================================
Capital Transactions
--------------------------------------------------------------------------------------------------------------------------------
                       Proceeds from contributions .......................................      1,040,896,976         751,429,058
                       Fair value of withdrawals .........................................       (566,946,131)       (514,359,352)
                                                                                              -----------------------------------
                       Net increase in net assets derived from capital transactions ......        473,950,845         237,069,706
                                                                                              -----------------------------------
=================================================================================================================================
Net Assets
--------------------------------------------------------------------------------------------------------------------------------
                       Total increase in net assets ......................................        835,398,449         377,191,421
                       Beginning of year .................................................      1,831,300,297       1,454,108,876
                                                                                              -----------------------------------
                       End of year .......................................................    $ 2,666,698,746     $ 1,831,300,297
                                                                                              ===================================

      See Notes to Financial Statements.

        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      45

Statements of Changes in Net Assets                Master Large Cap Series Trust

                                                                                                     Master Large Cap Growth
                                                                                              -----------------------------------
                                                                                                       For the Year Ended
                                                                                                           October 31,
                                                                                              -----------------------------------
Increase (Decrease) in Net Assets:                                                                 2005                2004
=================================================================================================================================
Operations
--------------------------------------------------------------------------------------------------------------------------------
                   Investment income--net ................................................    $     1,419,849     $       281,254
                   Realized gain--net ....................................................         27,951,501          24,609,718
                   Change in unrealized appreciation/depreciation--net ...................         17,275,515         (10,279,183)
                                                                                              -----------------------------------
                   Net increase in net assets resulting from operations ..................         46.646,865          14,611,789
                                                                                              -----------------------------------
=================================================================================================================================
Capital Transactions
--------------------------------------------------------------------------------------------------------------------------------
                   Proceeds from contributions ...........................................        226,416,991         167,785,623
                   Fair value of withdrawals .............................................       (128,065,615)        (88,163,265)
                                                                                              -----------------------------------
                   Net increase in net assets derived from capital transactions ..........         98,351,376          79,622,358
                                                                                              -----------------------------------
=================================================================================================================================
Net Assets
--------------------------------------------------------------------------------------------------------------------------------
                   Total increase in net assets ..........................................        144,998,241          94,234,147
                   Beginning of year .....................................................        344,399,881         250,165,734
                                                                                              -----------------------------------
                   End of year ...........................................................    $   489,398,122     $   344,399,881
                                                                                              ===================================

      See Notes to Financial Statements.


46      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Statements of Changes in Net Assets                Master Large Cap Series Trust

                                                                                                     Master Large Cap Value
                                                                                              -----------------------------------
                                                                                                       For the Year Ended
                                                                                                           October 31,
                                                                                              -----------------------------------
Increase (Decrease) in Net Assets:                                                                 2005                2004
=================================================================================================================================
Operations
--------------------------------------------------------------------------------------------------------------------------------
                   Investment income--net ................................................    $     9,203,144     $     6,104,616
                   Realized gain--net ....................................................         77,262,988          78,138,823
                   Change in unrealized appreciation--net ................................        112,124,763          (2,549,830)
                                                                                              -----------------------------------
                   Net increase in net assets resulting from operations ..................        198,590,895          81,693,609
                                                                                              -----------------------------------
=================================================================================================================================
Capital Transactions
--------------------------------------------------------------------------------------------------------------------------------
                   Proceeds from contributions ...........................................        831,921,820         375,871,386
                   Fair value of withdrawals .............................................       (305,014,008)       (162,332,461)
                                                                                              -----------------------------------
                   Net increase in net assets derived from capital transactions ..........        526,907,812         213,538,925
                                                                                              -----------------------------------
=================================================================================================================================
Net Assets
--------------------------------------------------------------------------------------------------------------------------------
                   Total increase in net assets ..........................................        725,498,707         295,232,534
                   Beginning of year .....................................................        810,489,355         515,256,821
                                                                                              -----------------------------------
                   End of year ...........................................................    $ 1,535,988,062     $   810,489,355
                                                                                              ===================================

      See Notes to Financial Statements.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      47

Financial Highlights                               Master Large Cap Series Trust

                                                                                  Master Large Cap Core Portfolio
                                                                 -----------------------------------------------------------------
                                                                                   For the Year Ended October 31,
The following ratios have been derived from information          -----------------------------------------------------------------
provided in the financial statements.                               2005           2004         2003         2002          2001
==================================================================================================================================
Total Investment Return*
---------------------------------------------------------------------------------------------------------------------------------
                 Total investment return ......................       18.35%          9.61%       25.11%       (8.13%)          --
                                                                 =================================================================
==================================================================================================================================
Ratios to Average Net Assets
---------------------------------------------------------------------------------------------------------------------------------
                 Expenses .....................................         .51%           .52%         .54%         .57%          .67%
                                                                 =================================================================
                 Investment income--net .......................         .72%           .57%         .48%         .83%          .59%
                                                                 =================================================================
==================================================================================================================================
Supplemental Data
---------------------------------------------------------------------------------------------------------------------------------
                 Net assets, end of year (in thousands) .......  $2,666,699     $1,831,300   $1,454,109   $  873,704    $  412,836
                                                                 =================================================================
                 Portfolio turnover ...........................       93.95%        135.48%      138.73%      150.18%       162.28%
                                                                 =================================================================

* Total investment return is required to be disclosed for fiscal years beginning after December 15, 2000.

      See Notes to Financial Statements.


48      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

               Master Large Cap Growth Portfolio                                  Master Large Cap Value Portfolio
--------------------------------------------------------------    ---------------------------------------------------------------
                For the Year Ended October 31,                                     For the Year Ended October 31,
--------------------------------------------------------------    ---------------------------------------------------------------
   2005         2004         2003         2002          2001          2005         2004         2003         2002          2001
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
     12.47%        5.42%       25.01%      (13.56%)          --         21.93%       14.57%       27.05%       (3.40%)          --
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
       .57%         .59%         .61%         .67%          .73%          .55%         .56%         .57%         .60%          .67%
==================================================================================================================================
       .33%         .09%         .04%        (.01%)        (.24%)         .80%         .93%         .97%        1.17%          .96%
==================================================================================================================================
==================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
$  489,398   $  344,400   $  250,166   $  185,676    $  148,652    $1,535,988   $  810,489   $  515,257   $  386,918    $  328,219
==================================================================================================================================
    131.79%      164.94%      178.11%      177.46%       230.34%        94.95%      127.59%      157.04%      136.92%       168.54%
==================================================================================================================================


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      49

Notes to Financial Statements                      Master Large Cap Series Trust

1. Significant Accounting Policies:

Master Large Cap Core Portfolio, Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio (the "Portfolios" or individually as the "Portfolio") constitute the Master Large Cap Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940, as amended, and is organized as a Delaware statutory trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Portfolio, subject to certain limitations. The Portfolios' financial statements are prepared in conformity with U.S. generally accepted accounting principles, which may require the use of management accruals and estimates. Actual results may differ from these estimates. The following is a summary of significant accounting policies followed by the Portfolio.

(a) Valuation of investments -- Equity securities that are held by each Portfolio that are traded on stock exchanges or the Nasdaq National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available asked price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter ("OTC") market, Nasdaq Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available asked price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued based upon quoted fair valuations received daily by the Portfolios from a pricing service or counterparty. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. Each Portfolio employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by each Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust's Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities, money market instruments, and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the New York Stock Exchange ("NYSE"). The values of such securities used in computing the net assets of each Portfolio are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of each Portfolio's net assets. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Trust's Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust's Board of Trustees.

(b) Derivative financial instruments -- Each Portfolio may engage in various portfolio investment strategies both to increase the return of the Portfolio and to hedge, or protect, its exposure to interest rate movements and movements in the securities markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts -- Each Portfolio may purchase or sell financial futures contracts and options on such futures contracts. Futures contracts are contracts for delayed delivery of securities at a specific date and at a specific price or yield. Upon entering into a contract, the Portfolio deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolio


50      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Notes to Financial Statements (continued)          Master Large Cap Series Trust

      agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options -- Each Portfolio may purchase and write call and put options. When the Portfolio writes an option, an amount equal to the premium received by the Portfolio is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Portfolio enters into a closing transaction), the Portfolio realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

(c) Income taxes -- Each Portfolio is considered as a "pass through" entity for federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. Therefore, no federal income tax provision is required. It is intended that the Portfolio's assets will be managed so an investor in the Portfolio can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income -- Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Portfolio has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(e) Securities lending -- Each Portfolio may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The market value of the loaned securities is determined at the close of business of the Portfolio and any additional required collateral is delivered to the Portfolio on the next business day. Where the Portfolio receives securities as collateral for the loaned securities, it receives a fee from the borrower. The Portfolio typically receives the income on the loaned securities, but does not receive the income on the collateral. Where the Portfolio receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Portfolio may pay reasonable finders, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Portfolio could experience delays and costs in gaining access to the collateral. The Portfolio also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

(f) Custodian bank --

Master Large Cap Core Portfolio

The Portfolio recorded an amount payable to the custodian bank reflecting an overnight overdraft, which resulted from a failed trade that settled the next day.

Master Large Cap Value Portfolio

The Portfolio recorded an amount payable to the custodian bank resulting from a timing difference of security transaction settlements.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of each Portfolio's investments and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Portfolio. For such services the Master Large Cap Core Portfolio pays a monthly fee at an annual rate of .50% of the average daily value of the Portfolio's net assets not


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      51

Notes to Financial Statements (concluded)          Master Large Cap Series Trust

exceeding $1 billion and .45% of average daily net assets in excess of $1 billion. Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio each pay a monthly fee at an annual rate of .50% of the average daily value of the Portfolio's net assets. FAM has entered into a Sub-Advisory Agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."), an affiliate of FAM, pursuant to which MLAM U.K. provides investment advisory services to FAM with respect to the Portfolio. There is no increase in the aggregate fees paid by the Portfolio for these services.

Each Portfolio has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate of FAM, or its affiliates. As of October 31, 2005, the Master Large Cap Core Portfolio, Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio lent securities with values of $11,244,452, $5,680,227 and $11,554,200, respectively, to MLPF&S or its affiliates. Pursuant to that order, the Portfolios also have retained Merrill Lynch Investment Managers, LLC ("MLIM, LLC"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. MLIM, LLC may, on behalf of the Portfolios, invest cash collateral received by the Portfolios for such loans, among other things, in a private investment company managed by MLIM, LLC or in registered money market Portfolios advised by FAM or its affiliates. For the year ended October 31, 2005, MLIM, LLC received $77,387, $15,406 and $18,950 in securities lending agent fees for Master Large Cap Core Portfolio, Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio, respectively.

For the year ended October 31, 2005, the Portfolios reimbursed FAM for certain accounting services as follows:

-------------------------------------------------------------------------------
                                                                   Reimbursement
-------------------------------------------------------------------------------
Master Large Cap Core Portfolio ................................      $53,670
Master Large Cap Growth Portfolio ..............................      $10,598
Master Large Cap Value Portfolio ...............................      $27,301
-------------------------------------------------------------------------------

Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, MLAM U.K., ML & Co., and/or MLIM, LLC.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended October 31, 2005 were as follows:

-------------------------------------------------------------------------------
                                          Total Purchases          Total Sales
-------------------------------------------------------------------------------
Master Large Cap
Core Portfolio ......................      $2,674,748,983         $2,184,746,762
Master Large Cap
Growth Portfolio ....................      $  664,219,773         $  562,936,365
Master Large Cap
Value Portfolio .....................      $1,616,512,846         $1,082,971,746
-------------------------------------------------------------------------------

4. Short-Term Borrowings:

Each Portfolio, along with certain other funds managed by FAM and its affiliates, is party to a $500,000,000 credit agreement with a group of lenders, which expires November 2005 and was subsequently renewed for one year under substantially the same terms. The Portfolio may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Portfolio may borrow up to the maximum amount allowable under the Portfolio's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Portfolio pays a commitment fee of .07% per annum based on the Portfolio's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each Portfolio's election, the federal funds rate plus .50% or a base rate as defined in the credit agreement. None of the Portfolios borrowed under the credit agreement during the year ended October 31, 2005.


52      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Report of Independent Registered Public Accounting Firm
                                                   Master Large Cap Series Trust

To the Investors and Board of Trustees of Master Large Cap Series Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of Master Large Cap Series Trust (the "Trust"), comprising Master Large Cap Core Portfolio, Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio, as of October 31, 2005, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2005, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting Master Large Cap Series Trust, as of October 31, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
December 19, 2005


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      53

Disclosure of Investment Advisory Agreement

Activities of and Composition of the Board of Directors.

All but one member of each Fund's Board of Directors is an independent director whose only association with the Investment Adviser or other Merrill Lynch affiliates is as a director of the Funds and certain other funds advised by the Investment Adviser or its affiliates. The Co-chairmen of the Board are also independent directors. New director nominees are chosen as nominees by a Nominating Committee comprised of independent directors. All independent directors also are members of each Board's Audit Committee and the independent directors meet in executive session at each regular Board meeting. Each Board and the Audit Committee meet in person for at least two days each quarter and conduct other in-person and telephone meetings throughout the year, some of which are formal board meetings and some of which are informational meetings. The independent counsel to the independent directors attends all in-person Board and Audit Committee meetings and other meetings at the independent directors' request.

Investment Advisory Agreements -- Matters Considered by the Board

Every year, the Board considers approval of the Investment Advisory Agreements with respect to each Fund and throughout each year, reviews and evaluates the performance of and services provided by the Investment Adviser. Each Board assesses the nature, scope and quality of the services provided to the Trust and/or the Fund by the personnel of the Investment Adviser, and its affiliates, including administrative services, shareholder services, oversight of fund accounting, marketing services and assistance in meeting legal and regulatory requirements. Each Board also receives and assesses information regarding the services provided to the Trust and the Fund by certain unaffiliated service providers.

At various times throughout the year, each Board also considers a range of information in connection with its oversight of the services provided by the Investment Adviser and its affiliates. Among the matters considered with respect to each Fund are: (a) fees (in addition to management fees) paid to the Investment Adviser and its affiliates by the Trust and/or the Fund, such as transfer agency fees and fees for marketing and distribution; (b) Trust or Fund operating expenses paid to third parties; (c) the resources devoted to and compliance reports relating to the Trust's and the Fund's investment objective, policies and restrictions, and its compliance with its Code of Ethics and the Investment Adviser's compliance policies and procedures; and (d) the nature, cost and character of non-investment management services provided by the Investment Adviser and its affiliates.

Each Board believes that the Investment Adviser is one of the most experienced global asset management firms and considers the overall quality of services provided by the Investment Adviser to be generally of high quality. Each Board also believes that the Investment Adviser is financially sound and well managed and notes that the Investment Adviser is affiliated with one of America's largest financial firms. Each Board works closely with the Investment Adviser in overseeing the Investment Adviser's efforts to achieve good performance. As part of this effort, each Board discusses portfolio manager effectiveness and, when performance is not satisfactory, discusses with the Investment Adviser taking steps such as changing investment personnel.

Annual Consideration of Approval by the Board of Directors.

In the period prior to the Board meeting to consider renewal of the Investment Advisory Agreements, each Board requests and receives materials specifically relating to the Investment Advisory Agreements. These materials are prepared separately with respect to each Fund, and include (a) information compiled by Lipper Inc. ("Lipper") on the fees and expenses and the investment performance of the Fund as compared to a comparable group of funds as classified by Lipper;
(b) sales and redemption data for the Fund; (c) a discussion by the Trust's/Fund's portfolio management team regarding investment strategies used by the Trust/Fund during its most recent fiscal year; (d) information on the profitability to the Investment Adviser and its affiliates of the Investment Advisory Agreements and other relationships with the Trust/Fund; and (e) information provided by the Investment Adviser concerning investment advisory fees charged to other clients, such as other mutual funds and offshore funds under similar investment mandates and generally to institutional clients. The Board also considers other matters it deems important to the approval process such as payments made to the Investment Adviser or its affiliates relating to the distribution of Fund shares, services related to the valuation and pricing of Trust/Fund portfolio holdings, allocation of Trust/Fund brokerage fees, the Trust's/Fund's portfolio turnover statistics, and direct and indirect benefits to the Investment Adviser and its affiliates from their relationship with the Trust/Fund.

Certain Specific Renewal Data

In connection with the most recent renewal of the Trust's Investment Advisory Agreements, which occurred in May


54      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

2005, the independent Directors' and Board's review included the following:

The Investment Adviser's Services and Fund Performance -- Each Board reviewed the nature, extent and quality of services provided by the Investment Adviser, including the investment advisory services and the resulting performance of the Fund. Each Board focused primarily on the Investment Adviser's investment advisory services and the Fund's investment performance. Each Board compared the Fund's performance -- both including and excluding the effects of the Trust's/Fund's fees and expenses -- to the performance of a comparable group of mutual funds, and the performance of a relevant index or combination of indexes. While each Board reviews performance data at least quarterly, consistent with the Investment Adviser's investment goals, the Board attaches more importance to performance over relatively long periods of time, typically three to five years. The Board noted that the Large Cap Growth Fund's performance within the group compared for each of the one, three, and five year periods ended March 31, 2005 was in the second quartile. The Board noted that the Large Cap Core Fund's performance within the group compared for each of the one and three year periods ended March 31, 2005 was in the first quartile and in the second quartile for the five year period ended March 31, 2005. The Board noted that the Large Cap Value Fund's performance within the group compared for each of the one-, three- and five-year periods ended March 31, 2005 was in the first quartile. Considering these factors, each Board concluded that the nature and quality of the services provided supported continuation of the Investment Advisory Agreements.

The Investment Adviser's Personnel and Investment Process -- Each Board reviewed the investment objectives and strategies of the Trust and the Fund. Each Board discussed with senior management of the Investment Adviser responsible for investment operations and the senior management of the Investment Adviser's equity investing group the strategies being used to achieve the stated objectives. Among other things, each Board considered the size, education and experience of the Investment Adviser's investment staff, its use of technology, and the Investment Adviser's approach to training and retaining portfolio managers and other research, advisory and management personnel. Each Board also reviewed the Investment Adviser's compensation policies and practices with respect to the Trust's/Fund's portfolio manager. Each Board considered the experience of the Trust's/Fund's portfolio manager and noted that Mr. Doll has over twenty years experience in portfolio management. The Board concluded that the Investment Adviser and its investment staff and the Trust's/Fund's portfolio managers have extensive experience in analyzing and managing the types of investments used by the Trust and the Fund and that the Trust and the Fund benefit from that expertise.

Management Fees and Other Expenses -- Each Board reviewed the Trust's/Fund's contractual management fee rate and actual management fee rate as a percentage of total assets at common asset levels -- the actual rate includes advisory and administrative service fees and the effects of any fee waivers -- compared to the other funds in its Lipper category. It also compared the Trust's/Fund's total expenses to those of other comparable funds. Each Board considered the services provided to and the fees charged by the Investment Adviser to other types of clients such as other mutual funds and off-shore funds, with similar investment mandates and noted that the fees charged by the Investment Adviser in those cases typically exceeded those being charged to the Trust/Fund. Each Board also noted that, as a general matter, fees charged to institutional clients were lower than the fees charged to the Trust/Fund, but determined that the Investment Adviser provided less extensive services to such clients. The Board noted that the Large Cap Growth Fund's contractual management fee rates for the Fund was equal to the median fee rate charged by its peer group, as determined by Lipper, while the Fund's actual management fee rate and total expenses were below the median fees and expenses charged by its peers. The Board noted that the Large Cap Core Fund's contractual and actual management fee rates for the Fund, as well as its total expenses, were above the median fee rates charged by its peer group as determined by Lipper. The Board noted that the Large Cap Value Fund's contractual and actual management fee rates for the Fund, as well as its total expenses, were below the median fee rates charged by its peer group as determined by Lipper. Each Board has concluded that each Fund's management fee and fee rate and overall expense ratio are reasonable compared to those of other comparable funds.

Profitability -- The Boards considered the cost of the services provided to the Trust and/or the Fund by the Investment Adviser and the Investment Adviser's and its affiliates' profits relating to the management and distribution of the Fund and the MLIM/FAM-advised funds. As part of its analysis, the Boards reviewed the Investment Adviser's methodology in allocating its costs to the management of the Trust and the Fund and concluded that there was a reasonable basis for the allocation. The Boards also considered federal court decisions discussing an investment adviser's profitability and


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      55

Disclosure of Investment Advisory Agreement (concluded)

profitability levels considered to be reasonable in those decisions. The Boards believe the Investment Adviser's profits are reasonable in relation to the nature and quality of the services provided.

Economies of Scale -- The Boards considered the extent to which economies of scale might be realized as the assets of the Trust and Fund increase and whether there should be changes in the management fee rate or structure in order to enable the Trust and the Funds to participate in these economies of scale. The Boards determined that the current management fee structure was reasonable and that no changes were currently necessary.

Conclusion

After the independent Directors deliberated in executive session, each entire Board including all of the independent Directors, approved the renewal of the existing Investment Advisory Agreements, concluding that the advisory fee was reasonable in relation to the services provided and that a contract renewal was in the best interests of the shareholders.

Important Tax Information

Merrill Lynch Large Cap Core Fund of Merrill Lynch Large Cap Series Funds, Inc. distributed long-term capital gains of $0.093584 per share to shareholders of record on December 6, 2004.

Merrill Lynch Large Cap Value Fund of Merrill Lynch Large Cap Series Funds, Inc. distributed long-term capital gains of $0.0658491 per share to shareholders of record on December 6, 2004.


56      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Officers and Directors/Trustees

                                                                                                       Number of
                                                                                                       Portfolios in   Other Public
                                                                                                       Fund Complex    Directorships
                           Position(s)  Length of                                                      Overseen by     Held by
                           Held with    Time                                                           Director/       Director/
Name        Address & Age  Funds/Trust  Served   Principal Occupation(s) During Past 5 Years           Trustee         Trustee
====================================================================================================================================
Interested Director or Trustee
-----------------------------------------------------------------------------------------------------------------------------------
Robert C.   P.O. Box 9011  President    2005 to  President of the MLIM/FAM-advised funds since 2005;   131 Funds       None
Doll, Jr.*  Princeton, NJ  and Director present  President of MLIM and FAM since 2001; Co-Head         177 Portfolios
            08543-9011     or Trustee            (Americas Region) thereof from 2000 to 2001 and
            Age: 51                              Senior Vice President from 1999 to 2001; President
                                                 and Director of Princeton Services, Inc. ("Princeton
                                                 Services") since 2001; President of Princeton
                                                 Administrators, L.P. ("Princeton Administrators")
                                                 since 2001; Chief Investment Officer of Oppenheimer
                                                 Funds, Inc. in 1999 and Executive Vice President
                                                 thereof from 1991 to 1999.
            ------------------------------------------------------------------------------------------------------------------------
            *  Mr. Doll is a director, trustee or member of an advisory board of certain other investment companies for which MLIM or FAM acts as investment adviser. Mr. Doll is an "interested person," as described in the Investment Company Act, of the Fund based on his current positions with MLIM, FAM, Princeton Services and Princeton Administrators.
               Directors/Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. As Fund President, Mr. Doll serves at the pleasure of the Board of Directors/Trustees.

====================================================================================================================================
Independent Directors/Trustees*
-----------------------------------------------------------------------------------------------------------------------------------
James H.    P.O. Box 9095  Director/    1999 to  Director, The China Business Group, Inc. since        39 Funds        None
Bodurtha**  Princeton, NJ  Trustee      present  1996 and Executive Vice President thereof from        59 Portfolios
            08543-9095                           1996 to 2003; Chairman of the Board, Berkshire
            Age: 61                              Holding Corporation since 1980; Partner, Squire,
                                                 Sanders & Dempsey from 1980 to 1993.
-----------------------------------------------------------------------------------------------------------------------------------
Kenneth A.  P.O. Box 9095  Director/    2005 to  Professor, Harvard University since 1992; Professor,  39 Funds        None
Froot       Princeton, NJ  Trustee      present  Massachusetts Institute of Technology from            59 Portfolios
            08543-9095                           1986 to 1992.
            Age: 48
-----------------------------------------------------------------------------------------------------------------------------------
Joe         P.O. Box 9095  Director/    2002 to  Member of the Committee of Investment of              39 Funds        Kimco
Grills**    Princeton, NJ  Trustee      present  Employee Benefit Assets of the Association of         59 Portfolios   Realty
            08543-9095                           Financial Professionals ("CIEBA") since 1986;                         Corporation
            Age: 70                              Member of CIEBA's Executive Committee since
                                                 1988 and its Chairman from 1991 to 1992;
                                                 Assistant Treasurer of International Business
                                                 Machines Corporation ("IBM") and Chief
                                                 Investment Officer of IBM Retirement Funds
                                                 from 1986 to 1993; Member of the Investment
                                                 Advisory Committee of the State of New York
                                                 Common Retirement Fund since 1989; Member
                                                 of the Investment Advisory Committee of the
                                                 Howard Hughes Medical Institute from 1997 to
                                                 2000; Director, Duke University Management
                                                 Company from 1992 to 2004, Vice Chairman
                                                 thereof from 1998 to 2004, and Director Emeritus
                                                 thereof since 2004; Director, LaSalle Street Fund
                                                 from 1995 to 2001; Director, Kimco Realty
                                                 Corporation since 1997; Member of the
                                                 Investment Advisory Committee of the Virginia
                                                 Retirement System since 1998, Vice Chairman
                                                 thereof from 2002 to 2005, and Chairman thereof
                                                 since 2005; Director, Montpelier Foundation since
                                                 1998 and its Vice Chairman since 2000; Member
                                                 of the Investment Committee of the Woodberry School
                                                 since 2000; Member of the Investment Committee of
                                                 the National Trust for Historic Preservation since
                                                 2000.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      57

                                                                                                       Number of
                                                                                                       Portfolios in   Other Public
                                                                                                       Fund Complex    Directorships
                           Position(s)  Length of                                                      Overseen by     Held by
                           Held with    Time                                                           Director/       Director/
Name        Address & Age  Funds/Trust  Served   Principal Occupation(s) During Past 5 Years           Trustee         Trustee
====================================================================================================================================
Independent Directors/Trustees* (concluded)
-----------------------------------------------------------------------------------------------------------------------------------
Herbert I.  P.O. Box 9095  Director/    1999 to  John M. Olin Professor of Humanities, New York        39 Funds        None
London      Princeton, NJ  Trustee      present  University since 1993 and Professor thereof since     59 Portfolios
            08543-9095                           1980; President, Hudson Institute since 1997
            Age: 66                              and Trustee thereof since 1980; Dean, Gallatin
                                                 Division of New York University from 1976 to
                                                 1993; Distinguished Fellow, Herman Kahn Chair,
                                                 Hudson Institute from 1984 to 1985; Director,
                                                 Damon Corp. from 1991 to 1995; Overseer,
                                                 Center for Naval Analyses from 1983 to 1993.
-----------------------------------------------------------------------------------------------------------------------------------
Roberta     P.O. Box 9095  Director/    1999 to  Shareholder, Modrall, Sperling, Roehl, Harris &       39 Funds        None
Cooper      Princeton, NJ  Trustee      present  Sisk, P.A. since 1993; President, American Bar        59 Portfolios
Ramo        08543-9095                           Association from 1995 to 1996 and Member of
            Age: 63                              the Board of Governors thereof from 1994 to
                                                 1997; Shareholder, Poole, Kelly & Ramo, Attorneys
                                                 at Law, P.C. from 1977 to 1993; Director of ECMC
                                                 Group (service provider to students, schools and
                                                 lenders) since 2001; Director, United New Mexico
                                                 Bank (now Wells Fargo) from 1983 to 1988;
                                                 Director, First National Bank of New Mexico
                                                 (now Wells Fargo) from 1975 to 1976; Vice
                                                 President, American Law Institute since 2004.
-----------------------------------------------------------------------------------------------------------------------------------
Robert S.   P.O. Box 9095  Director/    2002 to  Principal of STI Management (investment adviser)      39 Funds        None
Salomon,    Princeton, NJ  Trustee      present  since 1994; Chairman and CEO of Salomon               59 Portfolios
Jr.         08543-9095                           Brothers Asset Management Inc. from 1992 to
            Age: 68                              1995; Chairman of Salomon Brothers Equity
                                                 Mutual Funds from 1992 to 1995; regular
                                                 columnist with Forbes Magazine from 1992 to
                                                 2002; Director of Stock Research and U.S. Equity
                                                 Strategist at Salomon Brothers Inc. from 1975 to
                                                 1991; Trustee, Commonfund from 1980 to 2001.
-----------------------------------------------------------------------------------------------------------------------------------
Stephen B.  P.O. Box 9095  Director/    2002 to  Chairman of Fernwood Advisors, Inc. (investment       40 Funds        None
Swensrud    Princeton, NJ  Trustee      present  adviser) since 1996; Principal, Fernwood              60 Portfolios
            08543-9095                           Associates (financial consultants) since 1975;
            Age: 72                              Chairman of R.P.P. Corporation (manufacturing
                                                 company) since 1978; Director of International
                                                 Mobile Communications, Inc. (telecommunications)
                                                 since 1998.
            ------------------------------------------------------------------------------------------------------------------------
            *  Directors/Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
            ** Co-Chairman of the Board and the Audit Committee.


58      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005

Officers and Directors/Trustees (concluded)

                           Position(s)  Length of
                           Held with    Time
Name        Address & Age  Funds/Trust  Served   Principal Occupation(s) During Past 5 Years
====================================================================================================================================
Fund/Trust Officers*
-----------------------------------------------------------------------------------------------------------------------------------
Donald C.   P.O. Box 9011  Vice         1999 to  First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999;
Burke       Princeton, NJ  President    present  Senior Vice President and Treasurer of Princeton Services since 1999 and Director
            08543-9011     and                   since 2004; Vice President of FAM Distributors, Inc. ("FAMD") since 1999; Vice
            Age: 45        Treasurer             President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001; Vice President, Treasurer and Secretary of the IQ Funds since 2004.
-----------------------------------------------------------------------------------------------------------------------------------
Jeffrey     P.O. Box 9011  Chief        2004 to  Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and
Hiller      Princeton, NJ  Compliance   present  Chief Compliance Officer of MLIM (Americas Region) since 2004; Chief Compliance
            08543-9011     Officer               Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley
            Age: 54                              Investment Management from 2002 to 2004; Managing Director and Global Director of
                                                 Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance
                                                 Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential
                                                 Financial from 1995 to 2000; Senior Counsel in the Commission's Division of
                                                 Enforcement in Washington, D.C. from 1990 to 1995.
-----------------------------------------------------------------------------------------------------------------------------------
Alice A.    P.O. Box 9011  Secretary    2004 to  Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to
Pellegrino  Princeton, NJ               present  2002; Attorney associated with MLIM since 1997; Secretary of MLIM, FAM, FAMD and
            08543-9011                           Princeton Services since 2004.
            Age: 45
            ------------------------------------------------------------------------------------------------------------------------
            *  Officers of the Funds/Trust serve at the pleasure of the Board of Directors/Trustees.
-----------------------------------------------------------------------------------------------------------------------------------
            Further information about the Funds' Officers and Directors/Trustees is available in the Fund's Statement of Additional
            Information, which can be obtained  without charge by calling 1-800-MER-FUND.
-----------------------------------------------------------------------------------------------------------------------------------

Custodian

Brown Brothers Harriman & Co.
40 Water Street
Boston, MA 02109-3661

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
800-637-3863

Availability of Quarterly Schedule of Investments

The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. The Funds' Forms N-Q are available on the SEC's Web site at http://www.sec.gov. The Funds' Forms N-Q may also be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Electronic Delivery

The Fund offers electronic delivery of communications to its shareholders. In order to receive this service, you must register your account and provide us with e-mail information. To sign up for this service, simply access this Web site at http://www.icsdelivery.com/live and follow the instructions. When you visit this site, you will obtain a personal identification number (PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this time.


        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.      OCTOBER 31, 2005      59

[LOGO] Merrill Lynch Investment Managers

www.mlim.ml.com

-------------------------------------------------------------------------------

Mercury Advisors

A Division of Merrill Lynch Investment Managers

www.mercury.ml.com

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Funds unless accompanied or preceded by the Funds' current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling toll-free 1-800-MER-FUND (1-800-637-3863); (2) at www.mutualfunds.ml.com; and (3) on the Securities and Exchange Commission's Web site at http://www.sec.gov. Information about how each Fund voted proxies relating to securities held in the Funds' portfolios during the most recent 12-month period ended June 30 is available (1) at www.mutualfunds.ml.com and (2) on the Securities and Exchange Commission's Web site at http://www.sec.gov.

Merrill Lynch Large Cap Series Funds, Inc.
Box 9011
Princeton, NJ
08543-9011

                                                             #CAPSERIES -- 10/05